Exhibit 10.8

OFFICE LEASE

MOUNTAIN VIEW RESEARCH PARK

BXP RESEARCH PARK LP,

as Landlord,

and

VIEWRAY, INC.,

a Delaware corporation,

as Tenant.

Mountain View Research Park

ViewRay, Inc.

SF Legal

LIST OF EXHIBITS

A	OUTLINE OF PREMISES

A-1	OUTLINE OF PROJECT

B	INTENTIONALLY OMITTED

C	FORM OF NOTICE OF LEASE TERM DATES

D	RULES AND REGULATIONS

E	FORM OF TENANT’S ESTOPPEL CERTIFICATE

Mountain View Research Park

ViewRay, Inc.

SF Legal

F	INTENTIONALLY OMITTED

G	INITIAL DISCLOSURE CERTIFICATE

H	ACCEPTABLE FORMS OF INSURANCE CERTIFICATE

I	RECOGNITION OF COVENANTS, CONDITIONS, AND RESTRICTIONS

J	FORM OF LETTER OF CREDIT

(ii)	Mountain View Research Park ViewRay, Inc. SF Legal

INDEX OF MAJOR DEFINED TERMS

Abatement Event	21
Additional Rent	9
Alterations	24
Bank Prime Loan	57
Base Building	28
Base Rent	8
Brokers	65
Building	4
Building Common Areas	5
Building Direct Expenses	9
Building Operating Expenses	9
Building Systems	22
Building Tax Expenses	9
Capital Expenses	15
CC&Rs	19
Common Areas	5
Cosmetic Alterations	24
Cost Pools	15
Direct Expenses	9
Effective Date	6
Eligibility Period	21
Energy Disclosure Information	69
Energy Disclosure Requirements	69
Environmental Laws	63
Estimate	16
Estimate Statement	16
Estimated Direct Expenses	16
Excess	16
Expense Year	9
Force Majeure	62
GAAP	54
Hazardous Material(s)	53
Initial Disclosure Certificate	64
Landlord	1
Lease	1
Lease Commencement Date	6
Lease Expiration Date	6
Lease Term	6
Lease Year	6
Lines	68
Mail	59
Net Worth	40
Notices	59
Operating Expenses	10
Other Improvements	67

(iii)	Mountain View Research Park ViewRay, Inc. SF Legal

Outside Date	6
Premises	4
Project	5
Project Common Areas	5
Proposition 13	14
Renovations	67
Rent	9
rentable square feet	5
Statement	16
Subject Space	36
Summary	1
Tax Expenses	13
Tenant	1
Tenant Energy Use Disclosure	69
Tenant’s Repair Obligations	21
Tenant’s Share	15
Tenant’s Subleasing Costs	38
Termination Extension Notice	6
Termination Notice	6
Transfer	36
Transfer Agreement	39
Transfer Notice	36
Transfer Premium	37
Transferee	36
Transfers	36
Updated Disclosure Certificate	64

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MOUNTAIN VIEW RESEARCH PARK

OFFICE LEASE

This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between BXP RESEARCH PARK LP, a Delaware limited partnership (“Landlord”), and VIEWRAY, INC., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE			DESCRIPTION

1.	Date:		June 19, 2014

2.	Premises (Article 1).

	2.1	Building:	815 E. Middlefield Road, Mountain View, California 94043

	2.2	Premises:	Approximately 25,518 rentable square feet of space, as further set forth in Exhibit A to the Office Lease.

3.	Lease Term (Article 2).

	3.1	Lease Term:	Five (5) years and two (2) months.

	3.2	Lease Commencement Date:	Subject to the provisions of Article 2 below, the earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Premises (as opposed to preparing the Premises for its occupancy), and (ii) September 1, 2014.

	3.3	Lease Expiration Date:	If the Lease Commencement Date shall be the first day of a calendar month, then the last day of the first (1st) month after the fifth (5th) anniversary of the Lease Commencement Date; or if the Lease Commencement Date shall be other than the first day of a calendar month, then the last day of the second (2nd) month after the fifth (5th) anniversary of the Lease Commencement Date occurs.

4.	Base Rent (Article 3):

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Period During Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Annual Base Rental Rate Per Rentable Square Foot
First Lease Year	$872,715.60	$72,726.30	$34.20
Second Lease Year	$898,897.07	$74,908.09	$35.23
Third Lease Year	$925,863.98	$77,155.33	$36.28
Fourth Lease Year	$953,639.90	$79,469.99	$37.37
Fifth Lease Year	$982,249.10	$81,854.09	$38.49
Sixth Lease Year (the last two full calendar months of the Lease Term)	$1,011,716.57	$84,309.71	$39.65

5.	Parking (Article 22):	102 unreserved parking spaces.

6.	Tenant’s Share (Article 4):	100%.

7.	Permitted Use (Article 5):	General, executive, administrative and professional office, research and development and uses customarily accessory or ancillary thereto to the extent the same comply with applicable laws and zoning and are consistent with the character of the Project.

8.	Letter of Credit (Article 21):	$450,137.52.

9.	Address of Tenant (Article 28):	2 Thermo Fisher Way Oakwood Village, Ohio 44146 Attention: David Chandler and Bingham McCutchen LLP One Federal Street Boston, Massachusetts 02110 Attention: Maurice H. Sullivan, III

10.	Address of Landlord (Article 28):	See Article 28 of the Lease.

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11.	Broker(s) (Section 29.24):	Tenant Broker: Kidder Matthews 10 Almaden Blvd., Suite 550 San Jose, CA 95113 Attention: Jim Maggi Landlord Broker: Cassidy Turley 300 Santana Row, 5th Floor San Jose, CA 95128 Attention: Steve Horton

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ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 Premises, Building, Project and Common Areas.

1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto, and an outline of the Project is set forth in Exhibit A-1 attached hereto. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease, Tenant shall accept the Premises in its presently existing “as-is” condition and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease. However, notwithstanding the foregoing, Landlord agrees that base Building electrical, mechanical, heating, ventilation and air conditioning and plumbing systems located in the Premises shall be in good working order and the roof shall be water tight as of the date Landlord delivers possession of the Premises to Tenant. Except to the extent caused by the acts or omissions of Tenant or any Tenant Parties (as defined in Section 10.13 below) by any alterations or improvements performed by or on behalf of Tenant, if such systems and/or the roof are not in good working order as of the date possession of the Premises is delivered to Tenant and Tenant provides Landlord with notice of the same within ninety (90) days following the date Landlord delivers possession of the Premises to Tenant, Landlord shall be responsible for repairing or restoring the same at Landlord’s sole cost and expense. Subject to any repairs or restoration required by the immediately preceding sentence, the commencement of business operations from the Premises by Tenant shall presumptively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises, the Building and the Project have not undergone inspection by a Certified Access Specialist (CASp).

1.1.2 The Building and The Project. The Premises consist of the entire building set forth in Section 2.1 of the Summary (the “Building”). The Building is part of a multi-building office project known as the “Mountain View Research Park.” The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land

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(which is improved with landscaping, surface parking lot(s) and other improvements) upon which the Building and the Common Areas are located, (iii) those certain other sixteen (16) office buildings located in the vicinity of the Building which together with the Building comprise the Mountain View Research Park, and the land upon which such buildings are located, and (iv) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project (collectively, “Additional Property”); provided, however, the addition of any such Additional Property shall not increase the Base Rent payable by Tenant under the terms of this Lease or otherwise materially increase Tenants’ obligations (including Tenant’s obligations to pay Additional Rent) or materially reduce Tenant’s rights under this Lease or materially interfere with Tenant’s access to, and/or use of the Premises.

1.1.3 Common Areas. Tenant shall have the right, which except as otherwise expressly provided in this Section 1.1.3 shall be non-exclusive, to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas.” The term “Project Common Areas,” as used in this Lease, shall mean the portion of the Project designated as such by Landlord, which Project Common Areas may include, from time to time, in Landlord’s sole discretion, a conference center and other amenities. The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas. In no event, however, shall Landlord’s changing of any Common Areas reduce Tenant’s parking or otherwise materially adversely affect Tenant’s use of or operation within the Premises, or materially increase its obligations, or materially impair its rights, under this Lease.

1.2 Rentable Square Feet of Premises and Building. For purposes of this Lease, “rentable square feet” in the Premises and the Building, as the case may be, has been calculated pursuant to Landlord’s current method for measuring rentable square footage. Landlord and Tenant hereby stipulate and agree that the rentable area of the Premises is as set forth in Section 2.2 of the Summary and shall not be subject to adjustment as a result of any remeasurement.

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ARTICLE 2

LEASE TERM

2.1 Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall commence on the “Lease Commencement Date,” as that term is set forth in Section 3.2 of the Summary, and shall terminate on the “Lease Expiration Date,” as that term is set forth in Section 3.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. Tenant hereby acknowledges that the Premises are currently occupied by another tenant of the Building. If Landlord is unable for any reason to deliver possession of the Premises to Tenant on any specific date , then Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of this Lease or the obligations of Tenant hereunder. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof; provided, however, Tenant’s failure to execute and return such notice to Landlord within such time shall be conclusive upon Tenant that the information set forth in such notice is as specified therein.

In addition to the foregoing, subject to any delays caused by Tenant or any Tenant Parties and events of Force Majeure, if Landlord fails to tender possession of the Premises to Tenant on or before January 2, 2015 (the “Base Rent Delivery Date”), Tenant shall be entitled to one (1) day of per diem Base Rent abatement for each day commencing on the day after the Base Rent Delivery Date and ending on the date Landlord so tenders possession of the Premises to Tenant. Any such Base Rent Abatement shall be separate from and in addition to any Rent Abatement described in Section 3.2 below.

2.2 Outside Date for Delivery of Premises.

2.2.1 Outside Date. If Landlord does not tender possession of the Premises to Tenant on or before March 1, 2015 (the “Outside Date”), then except as provided in Section 2.1 above, the sole remedy of Tenant for such failure shall be the right to deliver a notice to Landlord (a “Termination Notice”) electing to terminate this Lease effective upon the date occurring five (5) business days following receipt by Landlord of the Termination Notice (the “Effective Date”). The Termination Notice must be delivered by Tenant to Landlord, if at all, not earlier than the Outside Date (as the same may be extended pursuant to the terms of Section 2.2.3, below) nor later than ten (10) business days after the Outside Date. The effectiveness of any such Termination Notice delivered by Tenant to Landlord shall be governed by the terms of this Section 2.2.

2.2.2 Extension of Outside Date After Delivery of the Termination Notice. If Tenant delivers a Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Effective Date for a period ending thirty (30) days after the Effective Date by delivering written notice to Tenant, prior to the Effective Date, that, in Landlord’s reasonable, good faith judgment, Landlord will be able to tender possession of the Premises to Tenant on or before the date that is thirty (30) days after the Effective Date (the “Termination Extension Notice”). If Landlord tenders possession of the Premises to Tenant within such thirty (30) day suspension period, then the Termination Notice shall be of no force or effect, but if the Landlord does not tender possession of the Premises to Tenant within such thirty (30) day suspension period, then this Lease shall terminate upon the expiration of such thirty (30) day suspension period.

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2.2.3 Extension of Outside Date Prior to the Delivery of Termination Notice. If, prior to the Outside Date, Landlord determines that it will not be able to tender possession of the Premises to Landlord on or prior to the Outside Date, then Landlord shall have the right to deliver a written notice to Tenant stating Landlord’s opinion as to the date by which Landlord will be able to tender possession of the Premises to Tenant, and Tenant shall be required, within five (5) business days after receipt of such notice, to deliver a notice to Landlord pursuant to which Tenant shall elect either (i) to terminate this Lease, in which case this Lease shall terminate and be of no further force or effect upon Landlord’s receipt of such notice, or (ii) to agree to extend the Outside Date to that date set forth in Landlord’s notice to Tenant. Failure by Tenant to deliver such notice or to make such election shall be deemed to be Tenant’s agreement to extend the Outside Date to that date set forth in Landlord’s notice to Tenant. If Tenant agrees or is deemed to have agreed to extend the Outside Date, then Landlord shall have a continuing right to deliver a notice to Tenant which requests Tenant to elect either to terminate this Lease or to further extend the Outside Date as set forth in this Section 2.2.3, above, until the occurrence of the Lease Commencement Date or until this Lease is terminated. Upon the delivery of a Termination Notice by Tenant pursuant to Section 2.2.1 above in connection with an Outside Date extended pursuant to this Section 2.2.3, Landlord shall also have the same right to deliver the Termination Extension Notice as to the new Outside Date, as set forth in Section 2.2.2, above.

2.2.4 Other Terms. The Effective Date and the Outside Date shall be extended to the extent of any delays beyond the reasonable control of Landlord, including any delay or delays caused by “Force Majeure,” as that term is defined in Section 29.16 of this Lease and/or any delays caused by Tenant or any Tenant Parties. Upon any termination as set forth in this Section 2.2, so long as Tenant has not previously defaulted under any of its obligations hereunder, Landlord and Tenant shall be relieved from any and all liability to each other resulting hereunder except that Landlord shall return to Tenant any prepaid rent previously advanced by Tenant under this Lease and shall return to Tenant the L/C. Tenant’s rights to terminate this Lease, as set forth in this Section 2.2, shall be Tenant’s sole and exclusive remedy at law or in equity for the failure of the Landlord to tender possession of the Premises to Tenant on or before the Outside Date as set forth above.

ARTICLE 3

BASE RENT

3.1 General Terms. Commencing on the Lease Commencement Date, Tenant shall pay, without prior notice or demand, to Landlord at Boston Properties, LP, Property 11, P.O. Box 742841, Los Angeles, CA 900074-2841, or, at Landlord’s option, to such other party or at such other place as Landlord may from time to time designate in writing, by notice to Tenant in accordance with the provisions of Article 28 of this Lease, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly

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installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the third (3rd) full month of the Lease Term shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2 Abated Base Rent. Provided that Tenant is not then in monetary default or material non-monetary under this Lease, then during the first two (2) full calendar month(s) of the Lease Term (the “Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Premises during such Rent Abatement Period (the “Rent Abatement”). Landlord and Tenant acknowledge that the aggregate amount of the Rent Abatement equals $145,452.60. Tenant acknowledges and agrees that the foregoing Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the rental and performing the terms and conditions otherwise required under this Lease. If Tenant shall be in default under this Lease and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to this Lease, or if this Lease is terminated for any reason other than Landlord’s breach of this Lease, then the dollar amount of the unapplied portion of the Rent Abatement as of the date of such default or termination, as the case may be, shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term and Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full.

ARTICLE 4

ADDITIONAL RENT

4.1 General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay (i) “Tenant’s Share” of the annual “Building Direct Expenses,” as those terms are defined in Sections 4.2.9 and 4.2.2 of this Lease, respectively, and (ii) Tenant’s Share of “Capital Expenses,” as that term is defined in Section 4.2.8, below, pursuant to Section 4.6 of this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent,” and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term. Landlord may upon expiration of the Lease Term deliver to Tenant an estimate of any Base Rent, Additional Rent or other obligations outstanding, and Landlord may either deduct such amount from any funds otherwise payable to Tenant upon expiration or require Tenant to pay such funds immediately. Landlord shall make necessary adjustments for differences

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between actual and estimated Additional Rent in accordance with Section 4.4, below. Landlord and Tenant understand and agree that this Lease is a “triple net” Lease. Tenant recognizes and acknowledges, without limiting the generality of any other terms, covenants, conditions or provisions of this Lease, that it is the intent of the parties hereto that the Base Rent provided to be paid by Tenant to Landlord shall be net to Landlord, and, except as specifically excluded herein, any and all expenses incurred in connection with the Premises, the Building and the Project, or in connection with the operations thereof, including any and all taxes, assessments, general or special license fees, insurance premiums, public utility bills and costs of repair, maintenance and operation of the Premises, the Building and the Project, together with the appurtenances thereto, shall be paid by Tenant in addition to the Base Rent specified in this Lease.

4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 “Building Direct Expenses” shall mean “Building Operating Expenses” and “Building Tax Expenses”, as those terms are defined in Sections 4.2.3 and 4.2.4, below, respectively.

4.2.2 “Building Operating Expenses” shall mean the portion of “Operating Expenses,” as that term is defined in Section 4.2.7 below, allocated to the tenants of the Building pursuant to the terms of Section 4.3.1 below.

4.2.3 “Building Tax Expenses” shall mean that portion of “Tax Expenses”, as that term is defined in Section 4.2.8 below, allocated to the tenants of the Building pursuant to the terms of Section 4.3.1 below.

4.2.4 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.5 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Building Direct Expenses and Capital Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.6 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, replacing, renovating and managing the utility systems, mechanical systems, sanitary, storm drainage systems, communication systems and escalator and elevator systems, and the cost of supplies, tools, and equipment and maintenance and service contracts in connection therewith; (ii) the cost of

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licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord (including, without limitation, commercial general liability insurance, physical damage insurance covering damage or other loss caused by fire, earthquake, flood and other water damage, explosion, vandalism and malicious mischief, theft or other casualty, rental interruption insurance and such insurance as may be required by any lessor under any present or future ground or underlying lease of the Building or Project or any holder of a mortgage, trust deed or other encumbrance now or hereafter in force against the Building or Project or any portion thereof); (iv) the cost of landscaping, decorative lighting, and relamping, the cost of maintaining fountains, sculptures, bridges and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area repair, restoration, and maintenance, including, without limitation, resurfacing, repainting, restriping and cleaning; (vi) fees, charges and other costs, including management fees (or amounts in lieu thereof), consulting fees (including, without limitation, any consulting fees incurred in connection with the procurement of insurance), legal fees and accounting fees, of all contractors, engineers, consultants and all other persons engaged by Landlord or otherwise incurred by or charged by Landlord in connection with the management, operation, administration, maintenance and repair of the Building and the Project; (vii) payments under any equipment rental agreements or management agreements (including the cost of any actual or charged management fee and the actual or charged rental of any management office space); (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost at an annual interest rate determined by Landlord) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) intentionally omitted; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.8, below; (xv) advertising, marketing and promotional expenditures incurred in connection with the Project, including, without limitation, costs of signs in, on or about the Project identifying or promoting the Project; and (xvi) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Project or related to the use or operation of the Project; and (xvii) all costs of applying and reporting for the Project or any part thereof to seek or maintain certification under the U.S. EPA’s Energy Star® rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar system or standard.

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Notwithstanding anything to the contrary in this Lease, the following items shall be excluded from Operating Expenses:

(a) any items included in Tax Expenses;

(b) except as permitted pursuant to items (xii), above, principal or interest on indebtedness, debt amortization or ground rent paid by Landlord in connection with any mortgages, deeds of trust or other financing encumbrances, or ground leases of the Building or the Project;

(c) capital improvements to the Building or the Project, other than those permitted pursuant to items (xii), above;

(d) legal, auditing, consulting and professional fees and other costs paid or incurred in connection with financings, refinancings or sales of any interest in Landlord or of Landlord’s interest in the Building or the Project or in connection with any ground lease (including, without limitation, recording costs, mortgage recording taxes, title insurance premiums and other similar costs, but excluding those legal, auditing, consulting and professional fees and other costs incurred in connection with the normal and routine maintenance and operation of the Building and/or the Project);

(e) legal fees, space planner’s fees, architect’s fees, leasing and brokerage commissions, advertising and promotional expenditures and any other marketing expense incurred in connection with the leasing of space in the Building (including new leases, lease amendments, lease terminations and lease renewals);

(f) the cost of any items to the extent to which such cost is reimbursed to Landlord by tenants of the Project (other than as a reimbursement of operating expenses), or other third parties, or is covered by a warranty to the extent of reimbursement for such coverage;

(g) expenditures for any leasehold improvement which is made in connection with the preparation of any portion of the Building for occupancy by any tenant of the Building or the Project;

(h) the cost of performing work or furnishing service to or for any tenant other than Tenant, at Landlord’s expense, to the extent such work or service is in excess of any work or service Landlord is obligated to provide to Tenant or generally to other tenants in the Building at Landlord’s expense;

(i) the cost of repairs or replacements incurred by reason of fire or other casualty, or condemnation, to the extent Landlord actually receives proceeds of property and casualty insurance policies or condemnation awards or would have received such proceeds had Landlord maintained the insurance required to be maintained by Landlord under this Lease;

(j) the cost of acquiring sculptures, paintings or other objects of fine art in the Building or the Project;

(k) bad debt loss, rent loss, or reserves for bad debt or rent loss;

(l) unfunded contributions to operating expense reserves by other tenants;

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(m) contributions to charitable or political organizations;

(n) expenses related solely and exclusively to the operation of the retail space in the Project, if any;

(o) damage and repairs necessitated by the negligence or willful misconduct of Landlord Parties;

(p) fees, costs and expenses incurred by Landlord in connection with or relating to claims against or disputes with tenants of the Building or the Project;

(q) interest, fines or penalties for late payment or violations of Legal Requirements by Landlord, except to the extent incurring such expense is caused by a corresponding late payment or violation of a Legal Requirement by Tenant, in which event Tenant shall be responsible for the full amount of such expense;

(r) the cost of remediation and removal of “Hazardous Substance,” as that term is defined in Section 5.2 below, in the Building or on the Project as required by applicable laws, provided, however, that the provisions of this sub-item (r) shall not preclude the inclusion of costs with respect to materials (whether existing at the Project as of the date of this Lease or subsequently introduced to the Project) which are not as of the date of this Lease (or as of the date of introduction) deemed to be Hazardous Substance under applicable laws but which are subsequently deemed to be Hazardous Substance under applicable laws (it being understood and agreed that Tenant shall nonetheless be responsible under Section 5.2 of this Lease for all costs of remediation and removal of Hazardous Substance to the extent caused by Tenant Parties);

(s) costs for the original construction and development of the Building and nonrecurring costs for the repair or replacement of any structural portion of the Building made necessary as a result of defects in the original design, workmanship or materials;

(t) costs and expenses incurred for the administration of the entity which constitutes Landlord, as the same are distinguished from the costs of operation, management, maintenance and repair of the Building and/or the Project, including, without limitation, entity accounting and legal matters;

(u) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated on a reasonable basis to reflect time spent on the operation and management of the Project vis-à-vis time spent on matters unrelated to the operation and management of the Project;

(v) except as may be otherwise expressly provided in this Lease with respect to specific items, including, without limitation, any management fee paid by Landlord, the cost of any services or materials provided by any party related to Landlord, to the extent such cost exceeds, the reasonable cost for such services or materials absent such relationship in buildings of comparable quality in the geographic area in which the Project is located; and

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(w) depreciation for the Building, except as permitted pursuant to items (xii), above; and

(x) reserves for future improvements, repairs, additions, etc.; and

(y) costs of replacements, alterations or improvements necessary to make the Building or the Project comply with Applicable Laws in effect and applicable to the Building and/or the Project prior to the date of this Lease, except to the extent the need for such replacements, alterations or improvements is caused by Tenant Parties (in which case Tenant shall nonetheless be responsible for such costs in accordance with Article 24 of this), provided, however, that the provisions of this sub-item shall not preclude the inclusion of costs of compliance with Applicable Laws enacted prior to the date of this Lease if such compliance is required for the first time by reason of any amendment, modification or reinterpretation of a Applicable Laws which is imposed after the date of this Lease.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least one hundred percent (100%) occupied during all or a portion of any Expense Year, Landlord may elect to make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year.

4.2.7 Taxes.

4.2.7.1 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, business taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.7.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or

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charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises, the tenant improvements in the Premises, or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and (v) All of the real estate taxes and assessments imposed upon or with respect to the Building and all of the real estate taxes and assessments imposed on the land and improvements comprising the Project.

4.2.7.3 Any costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary set forth in this Lease, only Landlord may institute proceedings to reduce Tax Expenses and the filing of any such proceeding by Tenant without Landlord’s consent shall constitute an event of default by Tenant under this Lease. Notwithstanding the foregoing, Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Tax Expenses. Notwithstanding anything to the contrary contained in this Section 4.2.8 (except as set forth in Section 4.2.8.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

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4.2.8 “Capital Expenses” shall mean all cost of capital repair, improvements or expenditures incurred by Landlord in connection with the Project (a) which are intended to effect economies in the operation, cleaning or maintenance of the Project, or any portion thereof, (b) that are required to comply with conservation programs enacted after the date hereof or which impose obligations resulting from conditions arising after the date hereof, (c) for the period of the Lease Term from and after the second anniversary of the Lease Commencement Date, which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (d) that are required under any governmental law or regulation first coming into effect after the date of this Lease.

4.2.9 “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary. Tenant’s Share was calculated by multiplying the number of rentable square feet of the Premises, as set forth in Section 2.2 of the Summary, by 100, and dividing the product by the total number of rentable square feet in the office area of the Building.

4.3 Allocation of Direct Expenses.

4.3.1 Method of Allocation. The parties acknowledge that the Building is a part of a multi-building project and that certain of the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) should be shared between the tenants of the Building and the tenants of the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Building Direct Expenses for purposes of this Lease. Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole, but in no event shall Building Direct Expenses include Capital Expenses.

4.3.2 Cost Pools. Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project. The Direct Expenses allocable to each such Cost Pool shall be allocated to such Cost Pool and charged to the tenants within such Cost Pool in an equitable manner.

4.4 Calculation and Payment of Direct Expenses. Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant’s Share of Direct Expenses for each Expense Year.

4.4.1 Statement of Actual Building Direct Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant following the end of each Expense Year, a statement (the “Statement”) which shall state the Building Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant’s Share of

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Direct Expenses. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due or within thirty (30) days, whichever is earlier, the full amount of Tenant’s Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Direct Expenses,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses (an “Excess”), Tenant shall receive a credit in the amount of such Excess against Rent next due under this Lease. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, if Tenant’s Share of Direct Expenses is greater than the amount of Estimated Direct Expenses previously paid by Tenant to Landlord, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses (again, an Excess), Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of such Excess. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

4.4.2 Statement of Estimated Building Direct Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant’s Share of Direct Expenses (the “Estimated Direct Expenses”). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1 Tenant shall be liable for and shall pay thirty (30) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

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4.5.2 If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

4.5.3 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, business tax or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.6 Calculation and Payment of Capital Expenses. Notwithstanding any provision to the contrary contained in this Lease, Tenant shall pay to Landlord, on a monthly basis, as Additional Rent and in addition to Tenant’s Share of Building Direct Expenses, an amount equal to Tenant’s Share of all Capital Expenses incurred by Landlord for any Expense Year; provided, however, any such Capital Expenses shall be amortized (including interest on the unamortized cost at an annual interest rate reasonably determined by Landlord) over its useful life as Landlord shall reasonably determine, and Tenant shall only be obligated to pay Tenant’s Share of such amortized amount. The amount of Capital Expenses incurred by Landlord, as well as Tenant’s Share of such Capital Expenses, shall be set forth on each Statement and each Estimate Statement delivered by Landlord Tenant and Tenant shall pay Tenant’s Share of such Capital Expenses at the same time and in the same manner as Tenant shall pay Tenant’s Share of Building Direct Expenses.

4.7 Tenant’s Right to Audit. Subject to the provisions of this Section and provided that no Event of Default of Tenant exists, Tenant shall have the right to examine the correctness of the Statement or any item contained therein:

4.7.1 Any request for examination in respect of any Expense Year may be made by notice from Tenant to Landlord no more than sixty (60) days after the date (the “Statement Date”) Landlord provides Tenant the Statement in respect of such Expense Year and only if Tenant shall have fully paid such amount. Such notice shall set forth in reasonable detail the matters questioned. Any examination must be completed and the results communicated to Landlord no more than one hundred eighty (180) days after the Statement Date.

4.7.2 Tenant hereby acknowledges and agrees that Tenant’s sole right to contest the Statement shall be as expressly set forth in this Section. Tenant hereby waives any and all

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other rights pursuant to Applicable Law to inspect Landlord’s books and records and/or to contest the Statement. If Tenant shall fail to timely exercise Tenant’s right to inspect Landlord’s books and records as provided in this Section, or if Tenant shall fail to timely communicate to Landlord the results of Tenant’s examination as provided in this Section, with respect to any Expense Year Landlord’s Statement shall be conclusive and binding on Tenant.

4.7.3 So much of Landlord’s books and records pertaining to the Operating Expenses for the specific matters questioned by Tenant for the Expense Year included in the Statement shall be made available to Tenant within a reasonable time after Landlord timely receives the notice from Tenant to make such examination pursuant to this Section, either electronically or during normal business hours at the offices where Landlord keeps such books and records or at another location, as determined by Landlord.

4.7.4 Tenant shall have the right to make such examination no more than once in respect of any Expense Year in which Landlord has given Tenant a Statement.

4.7.5 Such examination may be made only by a qualified employee of Tenant or a qualified independent certified public accounting firm approved by Landlord. No examination shall be conducted by an examiner who is to be compensated, in whole or in part, on a contingent fee basis.

4.7.6 As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form acceptable to Landlord, agreeing to keep confidential any information which it discovers about Landlord or the Building in connection with such examination.

4.7.7 No subtenant shall have any right to conduct any such examination and no assignee may conduct any such examination with respect to any period during which the assignee was not in possession of the Premises.

4.7.8 All costs and expenses of any such examination shall be paid by Tenant.

4.7.9 If as a result of such examination Landlord and Tenant agree that the amounts paid by Tenant to Landlord on account of the Operating Expenses exceeded the amounts to which Landlord was entitled hereunder, or that Tenant is entitled to a credit with respect to the Operating Expenses, Landlord, at its option, shall refund to Tenant the amount of such excess or apply the amount of such credit, as the case may be, within thirty (30) days after the date of such agreement. . If the results of such examination disclose a liability for a refund to Tenant in excess of five percent (5%) of Tenant’s Share of the Operating Expenses previously reported, the reasonable, out-of-pocket cost of such audit, not to exceed $5,000, shall be borne by Landlord; otherwise the cost of such audit shall be paid by Tenant. Similarly, if Landlord and Tenant agree that the amounts paid by Tenant to Landlord on account of Operating Expenses were less than the amounts to which Landlord was entitled hereunder, then Tenant shall pay to Landlord, as additional rent hereunder, the amount of such deficiency within thirty (30) days after the date of such agreement.

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ARTICLE 5

USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2 Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project, including, without limitation, any such laws, ordinances, regulations or requirements relating to “Hazardous Materials,” as that term is defined effecting Section 29.18. In addition, in no event shall Tenant use the Premises or any part of the Project for a tire storage facility. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project.

5.3 CC&Rs. Tenant shall comply with all recorded covenants, conditions, and restrictions currently affecting the Project. Additionally, Tenant acknowledges that the Project may be subject to any future covenants, conditions, and restrictions (the “CC&Rs”) which Landlord, in Landlord’s discretion, deems reasonably necessary or desirable, which do not materially adversely affect Tenant’s rights, or materially increase Tenant’s obligations under this Lease, and of which Tenant is given prior written notice, and Tenant agrees that this Lease shall be subject and subordinate to such CC&Rs. Landlord shall have the right to require Tenant to execute and acknowledge, within fifteen (15) business days of a request by Landlord, a “Recognition of Covenants, Conditions, and Restriction,” in a form substantially similar to that attached hereto as Exhibit I, agreeing to and acknowledging the CC&Rs.

ARTICLE 6

SERVICES AND UTILITIES

6.1 In General. Tenant, from the date Landlord tenders possession of the Premises to Tenant, and throughout the Lease Term, shall pay all charges for water, gas, heat, sewer, power, cable, telephone cabling and services and any other utility supplied to or consumed in or on the Premises, and shall also provide its own janitorial and security services for the Building. Such utility use shall include electricity, water, and gas use for lighting, incidental use and

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heating, ventilation and air conditioning (“HVAC”). Tenant shall cause all janitorial and security services are performed in a manner consistent with first-class research and development projects in the vicinity of the Project. All such utility, janitorial and security payments which are paid directly by Tenant to the utility provider, janitorial company and/or security company, as applicable, shall be excluded from Operating Expenses. For any utility services not separately metered to Tenant, Tenant shall pay a proportion to be reasonably determined by Landlord of all charges jointly metered with other leased premises or occupants in the Building and/or Project.

6.2 Overstandard Tenant Use. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.32, below. Any such damages to equipment caused by the Tenant overloading such equipment shall be rectified by the Tenant, or may, at the Landlord’s option, be rectified by the Landlord, at the Tenant’s sole cost and expense. In the event that Tenant purchases any utility service directly from the provider, Tenant shall promptly provide to Landlord either permission to access Tenant’s usage information from the utility service provider or copies of the utility bills for Tenant’s usage of such services in a format reasonably acceptable to Landlord. Upon Tenant’s request, Landlord shall have the right, but no obligation to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance. If Landlord elects to provide any such additional services, then Tenant shall pay to Landlord the cost of such additional services and, in addition, Landlord shall have the right, at Landlord’s election, to charge Landlord’s standard fee for its involvement with such additional services, promptly upon being billed for same.

6.3 Interruption of Use.

6.3.1 No Liability. Except as specifically provided to the contrary in this Section 6.3, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, provided that nothing herein shall be construed as diminishing the repair and maintenance obligations of Landlord hereunder. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.3.2 Abatement of Rent. In the event of any failure to furnish or delay in furnishing any service (including telephone and telecommunication services) as specified in

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Section 6.3.1, above, or any diminution in the quality or quantity thereof, which is caused by the negligence or willful misconduct of Landlord, its employees, agents or contractors, and as a result thereof Tenant is prevented from using, and does not use, the Premises or any portion thereof (such set of circumstances to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice (the “Eligibility Period”), then the Base Rent and Tenant’s Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant’s business, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. Such right to abate Base Rent and Tenant’s Share of Direct Expenses shall be Tenant’s sole and exclusive remedy for rent abatement at law or in equity for an Abatement Event. Except as provided in this Section 6.3.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

ARTICLE 7

REPAIRS

7.1 Tenant’s Obligations. Tenant shall, throughout the Lease Term, at its sole cost and expense, (a) keep, maintain, repair and replace as required, the leasable areas of the Premises and every part thereof in a good standard of maintenance, repair and replacement as required, and in good and sanitary condition, subject to ordinary wear and tear, (b) maintain the leasable areas of the Premises in compliance with the “Applicable Laws,” as that term is defined in Article 24 of this Lease, below, (items (A)-(B) shall collectively be referred to herein as the, “Tenant’s Repair Obligations”), including, without limitation, the following: (1) interior glass and windows, window frames, window casements (including the repairing, resealing, cleaning and replacing of both interior and exterior windows) and skylights; (2) interior and exterior doors, door frames and door closers; (3) interior lighting (including, without limitation, light bulbs and ballasts); (4) subject to the following provisions, the plumbing, sewer, drainage, electrical, fire protection, elevator, escalator, life safety and security systems and equipment, existing heating, ventilation and air-conditioning systems, and all other mechanical, electrical and communications systems and equipment (collectively, the “Building Systems”) serving the Premises, including (i) any specialty or supplemental Building Systems installed by or for Tenant and (ii) all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises; (5) all communications systems serving the Premises; (6) all of Tenant’s security systems in or about or serving the Premises; (7) Tenant’s signage; and (8) interior demising walls and partitions (including painting and wall coverings), equipment, floors, and any roll-up doors, ramps and dock equipment. Tenant shall additionally be responsible, at Tenant’s sole cost and expense, to furnish all expendables, including light bulbs, paper goods and soaps, used in the Premises, and, to the extent that Landlord notifies Tenant in writing of its intention to no longer arrange for such monitoring, cause the fire alarm systems serving the Premises to be monitored by a monitoring or protective services firm approved by Landlord in writing. Tenant shall have the benefit of all contract warranties available to Landlord regarding the HVAC systems and equipment.

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Notwithstanding anything to the contrary set forth in the Lease, so long as Tenant strictly complies with the requirements of this Section 7.1 (including performing appropriate preventative maintenance and timely repairs at the Premises), and except to the extent caused by Tenant or any of its agents, employees, contractors, invitees or licensees acts and/or omissions or as a result of casualty, during the Term, to the extent Landlord is made aware and Landlord determines in its sole discretion that expenditures for full replacement (as opposed to the repair thereof) of any capital Building system must be made, Landlord shall cause such work to be completed and the costs and expenses incurred in connection with any such replacement shall be paid by Tenant to Landlord as rent hereunder on an amortized basis (including interest on the unamortized cost at an annual interest rate reasonably determined by Landlord) over its useful life as Landlord shall reasonably determine generally in accordance with commercial real estate industry practices and only those amortized amounts that arise during the Lease Term (and any extensions thereto) shall be passed through to Tenant as a direct expense (except to the extent caused by Tenant or any Tenant Party, in which event, the total amount of the replacements.

7.1.1 Service Agreements. All Building Systems, including HVAC, elevators, main electrical, plumbing and fire/life-safety systems, shall be maintained and repaired by Tenant (i) in a commercially reasonable first-class condition, (ii) in accordance with any applicable manufacturer specifications relating to any particular component of such Building Systems, (iii) in accordance with Applicable Laws. Tenant shall contract with a qualified, experienced professional third party service company to perform its maintenance and repair obligations hereunder with respect to the HVAC systems (which shall provide for and include, without limitation, replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes and other preventive maintenance, including annual maintenance of duct work, interior unit drains and caulking of sheet metal, and recaulking of jacks and vents on an annual basis), the building fire/life-safety systems and the electrical and plumbing systems (a “Service Contract”). Tenant shall deliver full and complete copies of all such Service Contracts to Landlord within thirty (30) days after the effective date of such Service Contract. In addition, Tenant shall regularly, in accordance with commercially reasonable standards, generate and maintain preventive maintenance records relating to each Building’s mechanical and main electrical systems, including life safety, elevators and the central plant (“Preventative Maintenance Records”). In addition, upon Landlord’s request, Tenant shall deliver a copy of all current Service Agreements to Landlord and/or a copy of the Preventative Maintenance Records.

7.1.2 Pest Control. Tenant shall also be responsible for all pest control within the Premises.

7.1.3 Landlord’s Right to Perform Tenant’s Repair Obligations. Tenant shall notify Landlord in writing at least thirty (30) days prior to performing any material Tenant’s Repair Obligations, including without limitation, any Tenant’s Repair Obligation which affect the Building Systems or which is reasonably anticipated to cost more than $25,000.00. Upon receipt of such notice from Tenant, Landlord shall have the right to either (i) perform such

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material Tenant’s Repair Obligation by delivering notice of such election to Tenant within thirty (30) days following receipt of Tenant’s notice, and Tenant shall pay Landlord the cost thereof (including Landlord’s reasonable supervision fee) within thirty (30) days after receipt of an invoice therefor, or (ii) require Tenant to perform such Tenant’s Repair Obligation at Tenant’s sole cost and expense. If Landlord requires Tenant to perform any Tenant’s Repair Obligation, and Tenant fails to so perform within a reasonable time period, as reasonably determined by Landlord, then Landlord may, but need not, following delivery of notice to Tenant of such election, make such Tenant Repair Obligation, and Tenant shall pay Landlord the cost thereof, (including Landlord’s reasonable supervision fee) within thirty (30) days after receipt of an invoice therefor.

7.2 Landlord’s Obligations.

7.2.1 Landlord Repair Obligations. Subject to the provisions of Article 11 and Article 13 hereof, Landlord, as part of Operating Expenses to the extent properly included as provided in this Lease, agrees (a) to repair, maintain and replace (the “Landlord Repair Obligations”) the roof (including the roof membrane or coverings), the Building’s structure and structural elements and the foundation of the Building, and (b) to perform the routine maintenance of the load bearing and exterior walls of the Building, including, without limitation, any painting, sealing, patching and waterproofing of such walls. Notwithstanding any provision in this Section 7.2.1 to the contrary, any damage to the portions of the Project that Landlord is required to repair under this Section 7.2.1 arising from the negligence or willful misconduct of Tenant or any “Tenant Parties,” as that term is defined in Section 10.13 below, shall be repaired by Landlord, and Tenant shall pay Landlord the cost thereof, including any actual out-of-pocket costs or expenses arising from Landlord’s involvement with such repairs and replacements, within thirty (30) days after receipt of an invoice therefor. Subject to the other terms and conditions herein, Landlord may, but shall not be required to, enter the Premises upon prior notice to Tenant, to make such repairs, alterations, improvements or additions to the Premises or to any equipment located in the Premises as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. In connection with the foregoing, Landlord shall use commercially reasonable efforts to minimize any interference to the conduct of Tenant’s business.

7.3 Waiver. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make or suffer to be made any improvements, alterations, additions, changes, or repairs (pursuant to Article 7 or otherwise) to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen

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(15) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is reasonably visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days’ notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations do not adversely affect the systems and equipment of the Building, exterior appearance of the Building, or structural aspects of the Building (the “Cosmetic Alterations”).

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors reasonably approved by Landlord, and the requirement that upon Landlord’s request made at the time such consent is granted, Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of Mountain View, all in conformance with Landlord’s construction rules and regulations; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord’s design parameters and code compliance issues. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then if Tenant shall not succeed in contesting such governmentally required change, Landlord shall, at Tenant’s expense, make such changes to the Base Building; provided that in the event that Tenant’s request for approval of any Alteration shall indicate Tenant’s desire for Landlord to notify Tenant of any such Base Building changes, Landlord shall notify Tenant (to the extent Landlord is then aware of any such required changes), in its approval of such Alterations (if applicable), and Tenant shall be permitted, at its option, to promptly elect to not have the Alterations performed. The “Base Building” shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Santa Clara in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations, to the extent applicable, as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

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8.3 Payment for Improvements. If payment is made directly to contractors, Tenant shall (i) comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors, and (ii) sign Landlord’s standard contractor’s rules and regulations. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to five percent (5%) of the hard costs of each such Alteration as a construction supervision fee; and (vii) all other costs incurred by Landlord in connection with the construction of the Alterations. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work, and Landlord shall not charge Tenant for any construction supervision or other fee.

8.4 Construction Insurance. In the event that any Alterations are made pursuant to this Article 8, prior to the commencement of such Alterations, Tenant shall provide Landlord with certificates of insurance evidencing compliance with the requirements of Section 10.14 of this Lease, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, if the cost of any Alterations is expected to exceed $150,000, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5 Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord; provided, however, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Alterations or improvements and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to their condition existing prior to the installation of such Alterations or improvements or, at Landlord’s election, to a building standard tenant improved condition as determined by Landlord; provided; however, that notwithstanding the foregoing, upon request by Tenant at the time of Tenant’s request for Landlord’s consent to any Alteration or improvement, Landlord shall notify Tenant whether the applicable Alteration or improvement will be required to be removed pursuant to the terms of this Section 8.5. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises and return the affected portion of the Premises to their condition existing prior to the installation of such Alterations or improvements or, if elected by Landlord, to a building standard tenant improved condition as determined by Landlord, prior to the expiration or earlier termination of this Lease, then Rent shall continue to accrue under this Lease in accordance with Article 16, below, after the end of the Lease Term until such work shall be completed, and Landlord shall have the right, but not the obligation, to perform such work and to charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien, including but not limited to, court costs and reasonable attorneys’ fees,

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in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least fifteen (15) days prior to the commencement of any work on the Premises which may give rise to a lien on the Premises, Building or Project (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

ARTICLE 10

TENANT’S INDEMNITY AND INSURANCE

10.1 Tenant’s Indemnity.

10.1.1 Indemnity. To the maximum extent permitted by law, Tenant waives any right to contribution against the “Landlord Parties,” as that term is defined in Section 10.13, below, and agrees to indemnify and save harmless the Landlord Parties from and against all claims of whatever nature arising from or claimed to have arisen from (i) the use or occupancy or manner of use or occupancy of the Premises by or acts within the Premises of “Tenant Parties,” as that term is defined in Section 10.13, below; (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in or about the Premises from the earlier of (a) the date on which any Tenant Party first enters the Premises for any reason or (b) the Lease Commencement Date, and thereafter throughout and until the end of the Lease Term and after the end of the Lease Term for as long as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereof; (iii) any accident, injury or

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damage whatsoever occurring outside the Premises but within the Project, where such accident, injury or damage results, or is claimed to have resulted, from any negligence or willful misconduct on the part of any of the Tenant Parties; or (iv) any breach of this Lease by Tenant. Tenant shall pay such indemnified amounts as they are incurred by the Landlord Parties. This indemnification shall not be construed to deny or reduce any other rights or obligations of indemnity that a Landlord Party may have under this Lease or the common law.

10.1.2 Breach. In the event that Tenant breaches any of its indemnity obligations hereunder or under any other contractual or common law indemnity: (i) Tenant shall pay to the Landlord Parties all liabilities, loss, cost, or expense (including attorney’s fees) incurred as a result of said breach, and the reasonable value of time expended by the Landlord Parties as a result of said breach; and (ii) the Landlord Parties may deduct and offset from any amounts due to Tenant under this Lease any amounts owed by Tenant pursuant to this section.

10.1.3 No limitation. The indemnification obligations under this Section shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant or any subtenant or other occupant of the Premises under workers’ compensation acts, disability benefit acts, or other employee benefit acts. Tenant waives any immunity from or limitation on its indemnity or contribution liability to the Landlord Parties based upon such acts.

10.1.4 Subtenants and other occupants. Tenant shall require its subtenants and other occupants of the Premises to provide similar indemnities to the Landlord Parties in a form acceptable to Landlord.

10.1.5 Survival. The terms of this Section shall survive any termination or expiration of this Lease.

10.1.6 Costs. The foregoing indemnity and hold harmless agreement shall include indemnity for all costs, expenses and liabilities (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Landlord Parties in connection with any such claim or any action or proceeding brought thereon, and the defense thereof. In addition, in the event that any action or proceeding shall be brought against one or more Landlord Parties by reason of any such claim, Tenant, upon request from the Landlord Party, shall resist and defend such action or proceeding on behalf of the Landlord Party by counsel appointed by Tenant’s insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to the Landlord Party. The Landlord Parties shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of such Landlord Parties.

10.2 Tenant’s Risk. Tenant agrees to use and occupy the Premises, and to use such other portions of the Building and the Project as Tenant is given the right to use by this Lease at Tenant’s own risk. The Landlord Parties shall not be liable to the Tenant Parties for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to a Tenant Party’s business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Building

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or the Project, any fire, robbery, theft, mysterious disappearance, or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building or the Project, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building or the Project, or from drains, pipes or plumbing fixtures in the Building or the Project. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of the Tenant Party, and neither the Landlord Parties nor their insurers shall in any manner be held responsible therefor. The Landlord Parties shall not be responsible or liable to a Tenant Party, or to those claiming by, through or under a Tenant Party, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building or otherwise. Notwithstanding the foregoing, the Landlord Parties shall not be released from liability for any injury, loss, damages or liability to the extent arising from any gross negligence or willful misconduct of the Landlord Parties on or about the Premises; provided, however, in no event shall the Landlord Parties have any liability to a Tenant Party based on any loss with respect to or interruption in the operation of Tenant’s business. The provisions of this Section shall be applicable until the expiration or earlier termination of the Lease Term, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.3 Tenant’s Commercial General Liability Insurance. Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Lease Commencement Date throughout the Lease Term of this Lease, and thereafter, so long as Tenant is in occupancy of any part of the Premises, a policy of commercial general liability insurance, on an occurrence basis, issued on a form at least as broad as Insurance Services Office (“ISO”) Commercial General Liability Coverage “occurrence” form CG 00 01 10 01 or another ISO Commercial General Liability “occurrence” form providing equivalent coverage. Such insurance shall include contractual liability coverage, specifically covering but not limited to the indemnification obligations undertaken by Tenant in this Lease. The minimum limits of liability of such insurance shall be $5,000,000 per occurrence. In addition, in the event Tenant hosts a function in the Premises, Tenant agrees to obtain, and cause any persons or parties providing services for such function to obtain, the appropriate insurance coverages as determined by Landlord (including liquor liability coverage, if applicable) and provide Landlord with evidence of the same.

10.4 Tenant’s Property Insurance. Tenant shall maintain at all times during the Lease Term, and during such earlier time as Tenant may be performing work in or to the Premises or have property, fixtures, furniture, equipment, machinery, goods, supplies, wares or merchandise on the Premises, and continuing thereafter so long as Tenant is in occupancy of any part of the Premises, business interruption insurance and (insurance against loss or damage covered by the so-called “all risk” type insurance coverage with respect to (i) Tenant’s property, fixtures, furniture, equipment, machinery, goods, supplies, wares and merchandise, and (ii) any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original Improvements”), and all alterations, improvements and other modifications made by or on behalf of the Tenant in the Premises, and (iii) other property of Tenant located at the Premises (collectively “Tenant’s Property”). The business interruption insurance required by this Section shall be in minimum amounts typically carried by prudent

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tenants engaged in similar operations, but in no event shall be in an amount less than the Base Rent then in effect during any Lease Year, plus any Additional Rent due and payable for the immediately preceding Lease Year. The “all risk” insurance required by this Section shall be in an amount at least equal to the full replacement cost of Tenant’s Property. In addition, during such time as Tenant is performing work in or to the Premises, Tenant, at Tenant’s expense, shall also maintain, or shall cause its contractor(s) to maintain, builder’s risk insurance for the full insurable value of such work. Landlord and such additional persons or entities as Landlord may reasonably request shall be named as loss payees, as their interests may appear, on the policy or policies required by this section. In the event of loss or damage covered by the “all risk” insurance required by this section, the responsibilities for repairing or restoring the loss or damage shall be determined in accordance with Article 11 of this Lease, below. To the extent that Landlord is obligated to pay for the repair or restoration of the loss or damage covered by the policy, Landlord shall be paid the proceeds of the “all risk” insurance covering the loss or damage. To the extent Tenant is obligated to pay for the repair or restoration of the loss or damage, covered by the policy, Tenant shall be paid the proceeds of the “all risk” insurance covering the loss or damage. If both Landlord and Tenant are obligated to pay for the repair or restoration of the loss or damage covered by the policy, the insurance proceeds shall be paid to each of them in the pro rata proportion of their obligations to repair or restore the loss or damage. If the loss or damage is not repaired or restored (for example, if the Lease is terminated pursuant to Section 11.2 of this Lease, below), the insurance proceeds shalt be paid to Landlord and Tenant in the pro rata proportion of their relative contributions to the cost of the leasehold improvements covered by the policy.

10.5 Tenant’s Other Insurance. Throughout the Lease Term, Tenant shall obtain and maintain (1) comprehensive automobile liability insurance (covering any automobiles owned or operated by Tenant at the Project) issued on a form at least as broad as ISO Business Auto Coverage form CA 00 01 07 97 or other form providing equivalent coverage; (2) worker’s compensation insurance or participation in a monopolistic state workers’ compensation fund; and (3) employer’s liability insurance or (in a monopolistic state) Stop Gap Liability insurance. Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such worker’s compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Premises are located (as the same may be amended from time to time). Such employer’s liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

10.6 Requirements For Insurance. All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies that are admitted to do business, and are in good standing, in the jurisdiction in which the Premises are located and that have a rating of at least “A” and are within a financial size category of not less than “Class X” in the most current Best’s Key Rating Guide or such similar rating as may be reasonably selected by Landlord. All such insurance shall: (1) be acceptable in form and content to Landlord; (2) be primary and noncontributory; and (3) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance, or change in coverage without the insurer first giving Landlord thirty (30) days’ prior written notice (by certified or registered mail, return receipt requested, or by fax or email) of such proposed action. No such policy shall

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contain any self-insured retention greater than $25,000. Any deductibles and such self-insured retentions shall be deemed to be “insurance” for purposes of the waiver in Section 10.13 of this Lease, below. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts of insurance based on such limits as are customarily carried with respect to similar properties in the area in which the Premises are located. The minimum amounts of insurance required by this Lease shall not be reduced by the payment of claims or for any other reason. In the event Tenant shall fail to obtain or maintain any insurance meeting the requirements of this Article, or to deliver such policies or certificates as required by this Article, Landlord may, at its option, on five (5) days notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.7 Additional Insureds. The commercial general liability and auto insurance carried by Tenant pursuant to this Lease, and any additional liability insurance carried by Tenant pursuant to Section 10.3 of this Lease, above, shall name Landlord, Landlord’s managing agent, and such other persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to this Lease or the operations of Tenant (collectively “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured.

10.8 Certificates Of Insurance. On or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Lease Commencement Date, Tenant shall furnish Landlord with certificates evidencing the insurance coverage required by this Lease, and renewal certificates shall be furnished to Landlord at least annually thereafter, and at least ten (10) days prior to the expiration date of each policy for which a certificate was furnished. (Acceptable forms of such certificates for liability and property insurance, respectively, are attached hereto as Exhibit H.) In jurisdictions requiring mandatory participation in a monopolistic state workers’ compensation fund, the insurance certificate requirements for the coverage required for workers’ compensation will be satisfied by a letter from the appropriate state agency confirming participation in accordance with statutory requirements. Such current participation letters required by this Section shall be provided every six (6) months for the duration of this Lease. Failure by the Tenant to provide the certificates or letters required by this Section shall not be deemed to be a waiver of the requirements in this Section.

10.9 Subtenants And Other Occupants. Tenant shall require its subtenants and other occupants of the Premises to provide written documentation evidencing the obligation of such subtenant or other occupant to indemnify the Landlord Parties to the same extent that Tenant is required to indemnify the Landlord Parties pursuant to Section 10.1 of this Lease, above, and to maintain insurance that meets the requirements of this Article, and otherwise to comply with the requirements of this Article. Tenant shall require all such subtenants and occupants to supply certificates of insurance evidencing that the insurance requirements of this Article have been met and shall forward such certificates to Landlord on or before the earlier of (i) the date on which the subtenant or other occupant or any of their respective direct or indirect partners, officers,

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shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives first enters the Premises or (ii) the commencement of the sublease. Tenant shall be responsible for identifying and remedying any deficiencies in such certificates or policy provisions.

10.10 No Violation Of Building Policies. Tenant shall not commit or permit any violation of the policies of fire, boiler, sprinkler, water damage or other insurance covering the Project and/or the fixtures, equipment and property therein carried by Landlord, or do or permit anything to be done, or keep or permit anything to be kept, in the Premises, which in case of any of the foregoing (i) would result in termination of any such policies, (ii) would adversely affect Landlord’s right of recovery under any of such policies, or (iii) would result in reputable and independent insurance companies refusing to insure the Project or the property of Landlord in amounts reasonably satisfactory to Landlord.

10.11 Tenant To Pay Premium Increases. If, because of anything done, caused or permitted to be done, or omitted by Tenant (or its subtenant or other occupants of the Premises), the rates for liability, fire, boiler, sprinkler, water damage or other insurance on the Project or on the property and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than they otherwise would be, Tenant shall reimburse Landlord and/or the other tenants and subtenants in the Building for the additional insurance premiums thereafter paid by Landlord or by any of the other tenants and subtenants in the Building which shall have been charged because of the aforesaid reasons, such reimbursement to be made from time to time on Landlord’s demand.

10.12 Landlord’s Insurance.

10.12.1 Required insurance. Landlord shall maintain insurance against loss or damage with respect to the Building on an “all risk” type insurance form, with customary exceptions, subject to such deductibles and self-insured retentions as Landlord may determine, in an amount equal to at least the replacement value of the Building. The cost of such insurance shall be treated as a part of Operating Expenses. Such insurance shall be maintained with an insurance company selected by Landlord. Payment for losses thereunder shall be made solely to Landlord.

10.12.2 Optional insurance. Landlord may maintain such additional insurance with respect to the Building and the Project, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. Landlord may also maintain such other insurance as may from time to time be required by a “Mortgagee,” as that term is defined in Section 18.2 of this Lease, below. The cost of all such additional insurance shall also be part of the Operating Expenses.

10.12.3 Blanket and self-insurance. Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, or by Landlord or any affiliate of Landlord under a program of self-insurance, and in such event Operating Expenses shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Building.

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10.12.4 No obligation. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, Tenant’s Property, including any such property or work of tenant’s subtenants or occupants. Landlord will also have no obligation to carry insurance against, nor be responsible for, any loss suffered by Tenant, subtenants or other occupants due to interruption of Tenant’s or any subtenant’s or occupant’s business.

10.13 Waiver Of Subrogation. The parties hereto waive and release any and all rights of recovery against the other, and agree not to seek to recover from the other or to make any claim against the other, and in the case of Landlord, against all Tenant Parties, and in the case of Tenant, against all Landlord Parties, for any loss or damage incurred by the waiving/releasing party to the extent such loss or damage is insured under any insurance policy required by this Lease or which would have been so insured had the party carried the insurance it was required to carry hereunder. Tenant shall obtain from its subtenants and other occupants of the Premises a similar waiver and release of claims against any or all of Tenant or Landlord. The insurance policies required by this Lease shall contain no provision that would invalidate or restrict the parties’ waiver and release of the rights of recovery in this section. The parties hereto covenant that no insurer shall hold any right of subrogation against the parties hereto by virtue of such insurance policy.

The term “Landlord Party” or “Landlord Parties” shall mean Landlord, any affiliate of Landlord, Landlord’s managing agents for the Building, each Mortgagee, each ground lessor, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents or representatives. For the purposes of this Lease, the term “Tenant Party” or “Tenant Parties” shall mean Tenant, any affiliate of Tenant, any permitted subtenant or any other permitted occupant of the Premises, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives.

10.14 Tenant’s Work. During such times as Tenant is performing work or having work or services performed in or to the Premises, Tenant shall require its contractors, and their subcontractors of all tiers, to obtain and maintain commercial general liability, automobile, workers compensation, employer’s liability, builder’s risk, and equipment/property insurance in such amounts and on such terms as are customarily required of such contractors and subcontractors on similar projects. The amounts and terms of all such insurance are subject to Landlord’s written approval, which approval shall not be unreasonably withheld. The commercial general liability and auto insurance carried by Tenant’s contractors and their subcontractors of all tiers pursuant to this Section shall name Landlord, Landlord’s managing agent, and such other Persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to their work or services (collectively, “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of

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subrogation against each Additional Insured. Tenant shall obtain and submit to Landlord, prior to the earlier of (i) the entry onto the Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this section.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas necessary to Tenant’s use of or access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided, however, if such fire or other casualty shall have damaged the Premises or a portion thereof or Common Areas necessary to Tenant’s occupancy, then Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent and in the proportion that the Premises or such portion thereof are unfit for occupancy for the purposes permitted under this Lease, and are not occupied by Tenant as a result thereof.

11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, in which event this Lease shall terminate, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice will include a termination date giving Tenant sixty (60) days to vacate the Premises, but this Lease may be so terminated Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies or that portion of the proceeds from Landlord’s insurance policies allocable to the Building or the Project, as the case may be; (iv) Landlord decides to rebuild the

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Building or Common Areas so that they will be substantially different structurally or architecturally; (v) the damage occurs during the last twelve (12) months of the Lease Term; or (vi) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if such fire or other casualty shall have damaged the Premises or a portion thereof or Common Areas necessary to Tenant’s occupancy and as a result of such damage the Premises are unfit for occupancy, and provided that Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and either (a) the repairs cannot, in the reasonable opinion of Landlord’s contractor, be completed within two hundred seventy (270) days after being commenced, or (b) the damage occurs during the last twelve months of the Lease Term and will reasonably require in excess of ninety (90) days to repair, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage, to or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or

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the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment. No payment of Rent by Tenant after a breach by Landlord shall be deemed a waiver of any breach by Landlord.

ARTICLE 13

CONDEMNATION

If the whole or any material, as determined by Landlord in its sole discretion, part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if all reasonable access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this

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Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to individually as a “Transfer,” and, collectively, as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, and (v) upon Landlord’s request, an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s reasonable out-of-pocket professional fees (including, without limitation, reasonable attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, within thirty (30) days after written request by Landlord.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.2 The Transferee is either a governmental agency or instrumentality thereof;

14.2.3 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.4 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

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14.2.5 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, and (ii) is actively negotiating with Landlord to lease space in the Project; or

14.2.6 Any part of the rent payable under the proposed Transfer shall be based in whole or in part on the income or profits derived from the Subject Space or if any proposed Transfer shall potentially have any adverse effect on the real estate investment trust qualification requirements applicable to Landlord and its affiliates.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a declaratory judgment and an injunction for the relief sought, and Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any successor statute, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee. Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant’s proposed subtenant or assignee) who claim they were damaged by Landlord’s wrongful withholding or conditioning of Landlord’s consent.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any tenant allowances to be used for improvements or changes, alterations and improvements to the Premises (whether used by Tenant or the Transferee) in connection with the Transfer, (ii) any free base rent reasonably provided to the Transferee in connection with the Transfer (provided that such free rent shall be deducted only to the extent the same is included in the calculation of total consideration payable by such Transferee), and

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(iii) any brokerage commissions in connection with the Transfer and (iv) legal fees reasonably incurred in connection with the Transfer (collectively, “Tenant’s Subleasing Costs”). “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. Landlord shall make a determination of the amount of Landlord’s applicable share of the Transfer Premium on a monthly basis as rent or other consideration is paid by Transferee to Tenant under the Transfer. For purposes of calculating the Transfer Premium on a monthly basis, Tenant’s Subleasing Costs shall be deemed to be expended by Tenant in equal monthly amounts over the entire term of the Transfer.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to (i) recapture the Subject Space, or (ii) take an assignment or sublease of the Subject Space from Tenant. Such recapture or sublease or assignment notice, shall cancel and terminate this Lease, or create a sublease or assignment, as the case may be, with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, then (i) the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises; (ii) this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same; and (iii) Landlord shall construct or cause to be constructed a demising wall separating that portion of the Premises recaptured by Landlord from that portion of the Premises retained by Tenant; provided that, Tenant hereby agrees that, notwithstanding Tenant’s occupancy of its retained portion of the Premises during the construction of such demising wall by Landlord, Landlord shall be permitted to construct such demising wall during normal business hours, without any obligation to pay overtime or other premiums, and the construction of such demising wall by Landlord shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent, provided that Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business arising from the construction of such demising wall, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of its retained portion of the Premises or of Tenant’s personal property or improvements resulting from the construction of such demising wall, or for any inconvenience or annoyance occasioned by the construction of such demising wall; and provided further that, Tenant shall be responsible for, and shall pay to Landlord promptly upon being billed therefor, fifty percent (50%) of all costs related to the construction of such demising wall, including Landlord’s standard fee for its involvement with such demising wall. If Landlord declines, or fails to elect in a timely manner, to recapture, sublease or take an assignment of the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14.

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14.5 Effect of Transfer. If Landlord consents to a Transfer, then (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified; (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee; (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form and content reasonably acceptable to Landlord, including, without limitation, at Landlord’s option, a “Transfer Agreement,” as that term is defined in this Section 14.5, below; (iv) Tenant shall furnish upon Landlord’s request a statement, certified by an independent certified public accountant, Tenant’s chief financial officer, or another officer of Tenant who has knowledge of real estate accounting and financial reporting practices setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, together with reasonable backup information and documentation; and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space, and, in the event of a Transfer of Tenant’s entire interest in this Lease, the liability of Tenant and such Transferee shall be joint and several. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency. Notwithstanding anything to the contrary contained in this Article 14, Landlord, at its option in its sole and absolute discretion, may require, as a condition to the validity of any Transfer, that both Tenant and such Transferee enter into a separate written agreement directly with Landlord (a “Transfer Agreement”), which Transfer Agreement, among other things, shall create privity of contract between Landlord and such Transferee with respect to the provisions of this Article 14, and shall contain such terms and provisions as Landlord may reasonably require, including, without limitation, the following: (a) such Transferee’s agreement to be bound by all the obligations of Tenant under this Lease (including, but not limited to, Tenant’s obligation to pay Rent); (b) such Transferee’s acknowledgment of, and agreement that such Transfer shall be subordinate and subject to, Landlord’s rights under Section 19.3 of this Lease; and (c) Tenant’s and such Transferee’s recognition of and agreement to be bound by all the terms and provisions of this Article 14, including, but not limited to, any such terms and provisions which Landlord, at its option, requires to be expressly set forth in such Transfer Agreement. Upon the occurrence of any default by Transferee under such Transfer, Landlord shall have the right, at its option, but not the obligation, on behalf of Tenant, to pursue any or all of the remedies available to Tenant under such Transfer or at law or in equity (all of which remedies shall be distinct, separate and cumulative).

14.6 Occurrence of Default. Any Transfer hereunder, whether or not such Transferee shall have executed a Transfer Agreement, shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, then Landlord shall have all of the rights set forth in Section 19.3 of this Lease with respect to such Transfer. In addition, if Tenant shall be in default under this Lease, then Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with a Transfer directly to Landlord (which payments Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed

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under this Lease after the date thereof. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.7 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership or a limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, officers or members, as applicable, or transfer of fifty percent (50%) or more of partnership ownership or membership interests (as applicable), within a twelve (12)-month period, or the dissolution of the partnership or limited liability company without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (a) the dissolution, merger, consolidation or other reorganization of Tenant or (b) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (c) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.8 Non-Transfers. Notwithstanding anything to the contrary contained in this Lease, (a) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant as of the date of this Lease), (b) a sale of corporate shares of capital stock in Tenant in connection with an initial public offering of Tenant’s stock on a nationally-recognized stock exchange, (c) an assignment of the Lease to an entity which acquires all or substantially all of the stock or assets of Tenant, or (d) an assignment of the Lease to an entity which is the resulting entity of a merger or consolidation of Tenant during the Lease Term, shall not be deemed a Transfer under Article 14 of this Lease (any such assignee or sublessee described in items (a) through (d) of this Section 14.8 hereinafter referred to as a “Permitted Non-Transferee”), provided that (i) Tenant notifies Landlord at least thirty (30) days prior to the effective date of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or transferee as set forth above, (ii) Tenant is not in default, beyond any applicable notice and cure period, and such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) in the case of (A), (C) and (D) above, such Permitted Non-Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to the greater of (1) the Net Worth of Tenant on the date of this Lease, and (2) the Net Worth of Tenant on the day immediately preceding the effective date of such assignment or sublease, and (iv) no assignment relating to this Lease, whether with or without Landlord’s consent, shall relieve Tenant from any liability under this Lease, and, in the event of an assignment of Tenant’s entire interest in this Lease, the liability of Tenant and such transferee shall be joint and several. In connection with the notice requirement set forth in

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(i) above, in the event Tenant is required to comply with confidentiality restrictions relating to such transfer, at Tenant’s request, Landlord shall enter into a confidentiality agreement with Tenant on a commercially reasonable form covering the information contained in such notice prior to Tenant’s deliver of such notice to Landlord. “Control,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND

REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, unattached partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and, such similar articles of any other persons claiming under Tenant, as Landlord may, in its reasonable discretion, require to be removed, subject to Section 8.5, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. Notwithstanding anything to the contrary set forth in this Lease, Tenant shall not be required to remove Alterations which are standard office improvements at the expiration or earlier termination of this Lease. Consistent with, and without limiting, the terms and conditions of Section 8.2 and Section 8.5 above, Landlord shall notify Tenant as to which Alterations constitute non-standard office improvements at the time Landlord approves the plans and specifications for any such Alterations, and Tenant shall be obligated to remove such Alterations at or prior to the expiration or earlier termination of this Lease.

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ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to (i) one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease, plus the amount of Additional Rent due hereunder, for the first (1st) month of such holdover, and (ii) two hundred percent (200%) of the Base Rent thereafter, plus the amount of Additional Rent due hereunder. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other commercially reasonable form as may be reasonably required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other factual information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, but not more often than once per calendar year, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

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ARTICLE 18

MORTGAGE OR GROUND LEASE

18.1 Subordination. Landlord represents and warrants to Tenant that there are no mortgages or deeds of trust, or any underlying or ground leases encumbering the Building or the Project as of the date of this Lease. This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto (collectively, the “Superior Holders”); provided, however, that in consideration of and a condition precedent to Tenant’s agreement to subordinate this Lease, shall be the receipt by Tenant of a subordination, non-disturbance and attornment agreement in the standard form provided by such Superior Holders, which requires such Superior Holder to accept this Lease, and not to disturb Tenant’s possession, so long as an Event of Default has not occurred and be continuing executed by Landlord and the appropriate Superior Holder. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) business days of request by Landlord, execute such further commercially reasonable instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

18.2 Notice to Lienholder or Ground Lessor. Notwithstanding anything to the contrary contained in Article 28, below, or elsewhere in this Lease, upon receipt by Tenant of notice from any holder of a mortgage, trust deed or other encumbrance in force against the Building or the Project or any part thereof which includes the Premises or any lessor under a ground lease or underlying lease of the Building or the Project, or from Landlord, which notice sets forth the address of such lienholder or ground lessor, no material notice or notice of default from Tenant to Landlord shall be effective unless and until a copy of the same is given to such lienholder or ground lessor at the appropriate address therefor (as specified in the above-described notice or at such other places as may be designated from time to time in a notice to Tenant in accordance with Article 28, below), and the curing of any of Landlord’s defaults by

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such lienholder or ground lessor within a reasonable period of time after such notice from Tenant (including a reasonable period of time to obtain possession of the Building or the Project, as the case may be, if such lienholder or ground lessor elects to do so) shall be treated as performance by Landlord. For the purposes of this Article 18, the term “mortgage” shall include a mortgage on a leasehold interest of Landlord (but not a mortgage on Tenant’s leasehold interest hereunder).

18.3 Assignment of Rents. With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the Rent payable to Landlord hereunder, conditional in nature or otherwise, which assignment is made to any holder of a mortgage, trust deed or other encumbrance in force against the Building or the Project or any part thereof which includes the Premises or to any lessor under a ground lease or underlying lease of the Building or the Project, Tenant agrees as follows:

18.3.1 The execution of any such assignment by Landlord, and the acceptance thereof by such lienholder or ground lessor, shall never be treated as an assumption by such lienholder or ground lessor of any of the obligations of Landlord under this Lease, unless such lienholder or ground lessor shall, by notice to Tenant, specifically otherwise elect.

18.3.2 Notwithstanding delivery to Tenant of the notice required by Section 18.3.1, above, such lienholder or ground lessor, respectively, shall be treated as having assumed Landlord’s obligations under this Lease only upon such lienholder’s foreclosure of any such mortgage, trust deed or other encumbrance, or acceptance of a deed in lieu thereof, and taking of possession of the Building or the Project or applicable portion thereof, or such ground lessor’s termination of any such ground lease or underlying leases and assumption of Landlord’s position hereunder, as the case may be. In no event shall such lienholder, ground lessor or any other successor to Landlord’s interest in this Lease, as the case may be, be liable for any security deposit paid by Tenant to Landlord, unless and until such lienholder, ground lessor or other such successor, respectively, actually has been credited with or has received for its own account as landlord the amount of such security deposit or any portion thereof (in which event the liability of such lienholder, ground lessor or other such successor, as the case may be, shall be limited to the amount actually credited or received).

18.3.3 In no event shall the acquisition of title to the Building and the land upon which the Building is located or the Project or any part thereof which includes the Premises by a purchaser which, simultaneously therewith, leases back to the seller thereof the entire Building or the land upon which the Building is located or the Project or the entirety of that part thereof acquired by such purchaser, as the case may be, be treated as an assumption, by operation of law or otherwise, of Landlord’s obligations under this Lease, but Tenant shall look solely to such seller-lessee, or to the successors to or assigns of such seller-lessee’s estate, for performance of Landlord’s obligations under this Lease. In any such event, this Lease shall be subject and subordinate to the lease to such seller-lessee, and Tenant covenants and agrees in the event the lease to such seller-lessee is terminated to attorn, without any deductions or set-offs whatsoever, to such purchaser-lessor, if so requested to do so by such purchaser-lessor, and to recognize such purchaser-lessor as the lessor under this Lease, provided such purchaser-lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and

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observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. For all purposes, such seller-lessee, or the successors to or assigns of such seller-lessee’s estate, shall be the lessor under this Lease unless and until such seller-lessee’s position shall have been assumed by such purchaser-lessor.

ARTICLE 19

DEFAULTS; REMEDIES

19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due, which failure is not cured within five (5) business days after written notice from Landlord that said amount was not paid when due, provided that if Tenant has previously received two (2) or more notices from Landlord during the immediately preceding twenty-four (24) month period stating that Tenant failed to pay any amount required to be paid by Tenant under this Lease when due, then Landlord shall not be required to deliver any notice to Tenant and a default shall immediately occur upon any failure by Tenant to pay any Rent or any other charge required to be paid under the Lease when due; or

19.1.2 Except as otherwise specifically set forth in this Section 19.1, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3 The abandonment of the Premises by Tenant, which shall mean that Tenant has vacated the Premises for ten (10) consecutive days without making adequate provision for security, whether or not Tenant is in monetary default. Tenant shall be deemed to have made adequate provision for security if Tenant has given Landlord ten (10) days’ advance notice of intent to vacate the Premises and after such vacation Tenant complies with a security program for vacation previously approved by Landlord in its sole and absolute discretion; or

19.1.4 The failure by Tenant to observe or perform according to the provisions of Articles 5, 10, 14, 17 or 18 of this Lease, or any breach by Tenant of the representations and warranties set forth in Section 29.34 of this Lease, or the failure by Tenant to observe or perform any other provision, covenant or condition of this Lease which failure, because of the character of such provision, covenant or condition, would immediately jeopardize Landlord’s interest, where such failure continues for more than three (3) business days after notice from Landlord.

The notice periods provided in this Section 19.1 are in lieu of, and not in addition to, any notice periods provided by law.

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19.2 Remedies Upon Default. Upon the occurrence and during the continuance of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof; without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and 19.2.1(ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to

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reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by Applicable Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Subleases of Tenant. If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, then Landlord shall have the right, at Landlord’s option in its sole discretion, (i) to terminate any and all assignments, subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises, in which event Landlord shall have the right to repossess such affected portions of the Premises by any lawful means, or (ii) to succeed to Tenant’s interest in any or all such assignments, subleases, licenses, concessions or arrangements, in which event Landlord may require any assignees, sublessees, licensees or other parties thereunder to attorn to and recognize Landlord as its assignor, sublessor, licensor, concessionaire or transferor thereunder. In the event of Landlord’s election to succeed to Tenant’s interest in any such assignments, subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

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ARTICLE 21

LETTER OF CREDIT

21.1 Delivery of Letter of Credit. Tenant shall deliver to Landlord concurrent with Tenant’s execution of this Lease, as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (including, without limitation, damages provided to Landlord pursuant to Section 1951.2 of the California Civil Code) as a result of any breach or default by Tenant under this Lease, an unconditional, clean, irrevocable negotiable standby letter of credit (the “L/C”) in the amount set forth in Section 10 of the Summary (the “L/C Amount”), in the form attached hereto as Exhibit I, payable in the City of San Francisco, California (or payable upon delivery of a draw request sent by Landlord by overnight courier delivery), running in favor of Landlord, drawn on a bank (the “Bank”) reasonably approved by Landlord and at a minimum having a long term issuer credit rating from Standard and Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service (the “Credit Rating Threshold”), and otherwise conforming in all material respects to the requirements of this Article 21, including, without limitation, all of the requirements of Section 21.2 below, all as set forth more particularly hereinbelow. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining and maintaining the L/C. In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the out-of-pocket attorney’s fees for outside counsel incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within ten (10) days of billing.

21.2 In General. The L/C shall be “callable” at sight, permit partial draws and multiple presentations and drawings, and be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Tenant further covenants and warrants as follows.

21.2.1 Landlord Right to Transfer. The L/C shall provide that Landlord, its successors and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L/C to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the L/C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said L/C to a new landlord. In connection with any such transfer of the L/C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

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21.2.2 No Assignment by Tenant. Tenant shall neither assign nor encumber the L/C or any part thereof. Neither Landlord nor its successors or assigns will be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance by Tenant in violation of this Section.

21.2.3 Replenishment. If, as a result of any drawing by Landlord on the L/C pursuant to its rights set forth in Section 21.3 below, the amount of the L/C shall be less than the L/C Amount, Tenant shall, within five (5) business days after written notice from Landlord, provide Landlord with (i) an amendment to the L/C restoring such L/C to the L/C Amount or (ii) additional L/Cs in an amount equal to the deficiency, which additional L/Cs shall comply with all of the provisions of this Article 21, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Section 19.1 above, the same shall constitute a default by Tenant under this Lease (without the need for any additional notice and/or cure period).

21.2.4 Renewal; Replacement. If the L/C expires earlier than the date (the “LC Expiration Date”) that is ninety (90) days after the expiration of the Lease Term, Tenant shall deliver a new L/C or certificate of renewal or extension to Landlord at least sixty (60) days prior to the expiration of the L/C then held by Landlord, without any action whatsoever on the part of Landlord, which new L/C shall be irrevocable and automatically renewable through the LC Expiration Date upon the same terms as the expiring L/C or such other terms as may be acceptable to Landlord in its sole discretion. In furtherance of the foregoing, Landlord and Tenant agree that the L/C shall contain a so-called “evergreen provision,” whereby the L/C will automatically be renewed unless at least sixty (60) days’ prior written notice of non-renewal is provided by the issuer to Landlord; provided, however, that the final expiration date identified in the L/C, beyond which the L/C shall not automatically renew, shall not be earlier than the LC Expiration Date.

21.2.5 Bank’s Financial Condition. If, at any time during the Lease Term, the Bank’s long term credit rating is reduced below the Credit Rating Threshold, or if the financial condition of the Bank changes in any other materially adverse way (either, a “Bank Credit Threat”), then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute L/C that complies in all respects with the requirements of this Article 21, and Tenant’s failure to obtain such substitute L/C within ten (10) business days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord, or Landlord’s then managing agent, to immediately draw upon the then existing L-C in whole or in part, without notice to Tenant, as more specifically described in Section 21.3 below. Tenant shall be responsible for the payment of any and all of Landlord’s outside counsel’s reasonable attorneys’ fees incurred in connection with the review of the replacement letter of credit, which replacement is required pursuant to this Section or is otherwise requested by Tenant.

21.3 Application of Letter of Credit. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L/C as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (including, without

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limitation, damages provided to Landlord pursuant to Section 1951.2 of the California Civil Code) as a result of any breach or default by Tenant under this Lease. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L/C if any of the following shall have occurred or be applicable: (a) such amount is due to Landlord under the terms and conditions of this Lease following the expiration of any applicable cure period, or (b) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (c) an involuntary petition has been filed against Tenant under the Bankruptcy Code and the same remains undischarged for sixty (60) days, or (d) the Bank has notified Landlord that the L/C will not be renewed or extended through the LC Expiration Date, or (e) a Bank Credit Threat or Receivership (as such term is defined in Section 21.6.1 below) has occurred and Tenant has failed to comply with the requirements of either Section 21.2.5 above or 21.6 below, as applicable. If Tenant shall breach any provision of this Lease or otherwise be in default hereunder or if any of the foregoing events identified in Sections 21.3(B) through (E) shall have occurred, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L/C, in part or in whole, and the proceeds may be applied by Landlord (i) to cure any breach or default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default, (ii) against any Rent payable by Tenant under this Lease that is not paid when due and/or (iii) to pay for all losses and damages that Landlord has suffered including, without limitation, damages provided to Landlord pursuant to Section 1951.2 of the California Civil Code as a result of any breach or default by Tenant under this Lease. The use, application or retention of the L/C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L/C, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L/C, either prior to or following a “draw” by Landlord of any portion of the L/C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the L/C. No condition or term of this Lease shall be deemed to render the L/C conditional to justify the issuer of the L/C in failing to honor a drawing upon such L/C in a timely manner. Tenant agrees and acknowledges that (i) the L/C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L/C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L/C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

21.4 Letter of Credit not a Security Deposit. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the L/C or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (a) recite that the L/C is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (b) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

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21.5 Proceeds of Draw. In the event Landlord draws down on the L/C pursuant to Section 21.3(D) or (E) above, the proceeds of the L/C may be held by Landlord and applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord’s other assets. Tenant hereby (i) agrees that (a) Tenant has no property interest whatsoever in the proceeds from any such draw, and (b) such proceeds shall not be deemed to be or treated as a “security deposit” under the Security Deposit Law, and (ii) waives all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Landlord agrees that the amount of any proceeds of the L/C received by Landlord, and not (a) applied against any Rent payable by Tenant under this Lease that was not paid when due or (b) used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease (the “Unused L/C Proceeds”), shall be paid by Landlord to Tenant (x) upon receipt by Landlord of a replacement L/C in the full L/C Amount, which replacement L/C shall comply in all respects with the requirements of this Article 21, or (y) within thirty (30) days after the LC Expiration Date; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the Unused L/C Proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

21.6 Bank Placed Into Receivership.

21.6.1 Bank Placed Into Receivership. In the event the Bank is placed into receivership or conservatorship (any such event, a “Receivership”) by the Federal Deposit Insurance Corporation or any successor or similar entity (the “FDIC”), then, effective as of the date such Receivership occurs, the L-C shall be deemed to not meet the requirements of this Article 21, and, within ten (10) business days following Landlord’s notice to Tenant of such Receivership (the “LC Replacement Notice”), Tenant shall (i) replace the L-C with a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all material respects with the requirements of this Article 21 or (ii), in the event Tenant demonstrates to Landlord that Tenant is reasonably unable to obtain a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 21 within the foregoing ten (10) business day period, deposit with Landlord cash in the L-C Amount (the “Interim Cash Deposit”); provided, however, that, in the case of the foregoing sub-clause (ii), Tenant shall, within sixty (60) days after the LC Replacement Notice, replace the L-C with a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all material respects with the requirements of this Article 21, and upon Landlord’s receipt and acceptance of such replacement L-C, Landlord shall return to Tenant the Interim Cash Deposit, with no obligation on the part of Landlord to pay any interest thereon. If

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Tenant fails to comply in any respect with the requirements of this Section 21.6.1, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to (a) declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid ten (10) business day and sixty (60) day periods, (b) if applicable, retain such Interim Cash Deposit until such time as such default is cured by Tenant, which retention shall not constitute a waiver of any right or remedy available to Landlord under the terms of this Lease or at law, and (c) pursue any and all remedies available to it under this Lease and at law, including, without limitation, if Tenant has failed to provide the Interim Cash Deposit, treating any Receivership as a Bank Credit Threat and exercising Landlord’s remedies under Section 21.2.5 above, to the extent possible pursuant to then existing FDIC policy. Tenant shall be responsible for the payment of any and all out-of-pocket costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.

21.6.2 Interim Cash Deposit. During any period that Landlord remains in possession of the Interim Cash Deposit (any such period, a “Deposit Period”), it is understood by the parties that such Interim Cash Deposit shall be held by Landlord as security for the full and faithful performance of Tenant’s covenants and obligations under this Lease. The Interim Cash Deposit shall not constitute an advance of any Rent, an advance payment of any other kind, nor a measure of Landlord’s damages in case of Tenant’s default. If, during any such Deposit Period, Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, then Landlord may but shall not be required to, from time to time, without notice to Tenant and without waiving any other remedy available to Landlord, use the Interim Cash Deposit, or any portion of it, to the extent necessary to cure or remedy such default or failure or to compensate Landlord for all damages sustained by Landlord, including, without limitation, damages provided to Landlord pursuant to Section 1951.2 of the California Civil Code resulting from Tenant’s default or failure to comply fully and timely with its obligations pursuant to this Lease. Tenant shall within five (5) business days pay to Landlord on demand any amount so applied in order to restore the Interim Cash Deposit to its original amount, and Tenant’s failure to immediately do so shall constitute a default under the Lease. In the event Landlord is in possession of the Interim Cash Deposit at the expiration or earlier termination of the Lease, and Tenant is in compliance with the covenants and obligations set forth in this Lease at the time of such expiration or termination, then Landlord shall return to Tenant the Interim Cash Deposit, less any amounts deducted by Landlord to reimburse Landlord for any sums to which Landlord is entitled under the terms of this Lease, within sixty (60) days following both such expiration or termination and Tenant’s vacation and surrender of the Premises. Landlord’s obligations with respect to the Interim Cash Deposit are those of a debtor and not a trustee. Landlord shall not be required to maintain the Interim Cash Deposit separate and apart from Landlord’s general or other funds, and Landlord may commingle the Interim Cash Deposit with any of Landlord’s general or other funds. Tenant shall not at any time be entitled to interest on the Interim Cash Deposit. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Interim Cash Deposit, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Interim Cash Deposit to a new landlord. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute.

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21.7 Reduction of L-C Amount. The L-C Amount shall not be reduced during the period commencing on the Lease Commencement Date and expiring on the last day of the second Lease Year (the “Fixed Period”). The Fixed Period shall be automatically extended (without the necessity of notice to Tenant) by four (4) months upon Tenant’s second (2nd) failure to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, beyond applicable notice and cure periods, and shall be extended for an additional four (4) months upon each similar failure by Tenant thereafter. After the expiration of the Fixed Period (as the same may be extended pursuant to the immediately preceding sentence), provided that on or prior to the applicable Reduction Date, Tenant tenders to Landlord (a) evidence reasonably satisfactory to Landlord demonstrating the Tenant satisfies the “L-C Reduction Conditions,” as that term is defined below, and (b) a certificate of amendment to the existing L-C (or a new L-C), conforming in all respects to the requirements of this Article 21, in the amount of the applicable L-C Amount as of such Reduction Date, then the L-C Amount (as that amount may have been adjusted due to an expansion or reduction of the Premises in accordance with Article 1 of this Lease, the “Adjusted L-C Amount”), shall be reduced as follows:

Reduction Date	L-C Amount
Lease Year 3	$375,114.60
Lease Year 4	$300,091.68
Lease Year 5	$225,068.76

For the purposes of this Section 21.7, the “L-C Reduction Conditions” shall mean that(i) Tenant is not then in monetary or material non-monetary default under this Lease beyond applicable notice and cure periods expressly set forth in this Lease, (ii) Tenant has achieved annual revenues, as determined in accordance with generally accepted accounting principles (“GAAP”) of at least Ten Million and 00/100 Dollars ($10,000,000.00), and (iii) Tenant’s annual net income, as determined in accordance with GAAP, is at least Two Million and 00/100 Dollars ($2,000,000.00). In the event Tenant fails to deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating the Tenant satisfies the L-C Reduction Conditions prior to the applicable Reduction Date, or if Tenant fails to deliver a certificate of amendment to the existing L-C as required by this Section 21.7, then the L-C Amount shall not be reduced upon such applicable Reduction Date, but the terms of this Section 21.7 shall remain effective and the L-C Amount shall thereafter be reduced, to the amount applicable to such Reduction Date, on the date Tenant delivers to Landlord evidence reasonably satisfactory to Landlord demonstrating that Tenant then satisfies the L-C Reduction Conditions (provided that no such reductions shall be permitted in the event this Lease is terminated early as a result of a Tenant default).

21.8 Increase of L-C Amount. Notwithstanding the provisions of Section 21.7 above, in the event Tenant installs a Test Cell in accordance with the provisions of Section 29.39 below, prior to the commencement of construction of the Test Cell, the L-C Amount shall be increased by the amount equal to the estimated cost to remove the Test Cell and to restore the Premises to its condition prior to the installation of the Test Cell. Tenant shall deliver to Landlord a new L-C or a certificate of amendment to the existing L-C, conforming in all respects to the requirements of this Article 21, in such increased L-C Amount, prior to the commencement of construction of the Test Cell. Any increase of the L-C Amount pursuant to this Section 21.8 shall not be subject to reduction.

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ARTICLE 22

PARKING

During the Lease Term, Tenant shall have the right to use, at no additional cost to Tenant, the number of unreserved parking spaces set forth in Section 5 of the Summary, in the Project parking facility. Notwithstanding anything set forth in this Article 22 to the contrary, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the use of the parking facility by Tenant. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations. Tenant’s use of the Project parking facility shall be at Tenant’s sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant’s, its employees’ and/or visitors’ use of the parking facilities. Tenant shall not use, and shall ensure that its employees, invitees and visitors shall not use, the Project parking facility for the storage (including overnight parking) and/or repair of any automobiles. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time, provided that Landlord shall not permanently reduce the number of unreserved parking spaces provided for Tenant in Section 5 of the Summary unless required by Applicable Law or governmental authority, and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility, but not on a permanent basis, for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking spaces provided to Tenant pursuant to this Article 22 are provided to Tenant solely for use by Tenant’s own personnel, visitors and affiliates, and such use may not be transferred, assigned, subleased or otherwise alienated by Tenant and Transferees approved or deemed approved by Landlord pursuant to the terms of Article 14 without Landlord’s prior approval.

ARTICLE 23

SIGNS

23.1 Full Floors. Provided that all signs are in keeping with the quality, design and style of the Building and Project, Tenant, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises. Tenant, at its

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sole cost and expense, may also install identification signage on the façade of the Building, provided that prior to the installation of any such signage, Tenant has received Landlord’s prior written approval, to be given or withheld in Landlord’s reasonable discretion and any applicable written approvals and/or permits required by the City of Mountain View.

23.2 Intentionally Omitted.

23.3 Monument Signage. Tenant shall have the right to have its logo listed on the monument sign for the Building (the “Monument Sign”), subject to the terms of this Section 23. The design, size and color of Tenant’s signage with Tenant’s logo to be included on the Monument Sign, and the manner in which it is attached to the Monument Sign, shall comply with all Applicable Laws and shall be subject to the reasonable approval of Landlord and any applicable governmental authorities. Landlord reserves the right to withhold consent to any signage that, in the reasonable judgment of Landlord, is not harmonious with the design standards of the Building and Monument Sign. Landlord shall have the right to require that all names or logos on the Monument Sign be of the same size and style. Tenant must obtain Landlord’s written consent to any proposed signage and lettering or logo design prior to its fabrication and installation. The location of Tenant’s logo on the Monument Sign shall be subject to Landlord’s reasonable approval. To obtain Landlord’s consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used; and (if applicable and Landlord consents in its reasonable discretion) any provisions for illumination. Although the Monument Sign will be maintained by Landlord, Tenant shall pay its proportionate share of the cost of any maintenance and repair associated with the Monument Sign. Tenant’s signage on the Monument Sign shall be designed, constructed, installed, insured, maintained, repaired and removed from the Monument Sign all at Tenant’s sole risk, cost and expense. Landlord shall be responsible for the maintenance, repair or replacement of Tenant’s signage on the Monument Sign, the cost of which shall be included in Operating Expenses. Landlord may, at any time during the Term (or any extension thereof), upon five (5) business days prior written notice to Tenant, relocate the position of Tenant’s signage on the Monument Sign (provided that if Tenant is the sole tenant on the monument sign, Landlord shall make no such relocation without Tenant’s prior written consent, which consent shall not be unreasonably withheld) without materially impairing its visibility. The cost of such relocation shall be at the cost and expense of Landlord. The rights provided in this Section 23 shall be non-transferable unless otherwise agreed by Landlord in writing in its sole discretion.

23.4 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed on the exterior of the Building and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as expressly provided herein, Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its reasonable discretion.

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ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (“Applicable Laws”). Tenant shall, at its sole cost and expense, promptly comply with any Applicable Laws which relate to (i) Tenant’s use of the Premises except to the extent that a law is enacted or modified (as contrasted with a variance or grandfathered right ceasing to exist) subsequent to the Lease Commencement Date), (ii) any Alterations made by Tenant to the Premises, or (iii) the Base Building, but as to the Base Building (including the Building Structure and Building Systems), only to the extent such obligations are triggered by Alterations made by Tenant to the Premises to the extent such Alterations are not normal and customary business office improvements, or Tenant’s particular use of the Premises for uses other than customary office and research and development use. Subject to the foregoing, should any standard or regulation now or hereafter be imposed on Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations and to cooperate with Landlord, including, without limitation, by taking such actions as Landlord may reasonably require, in Landlord’s efforts to comply with such standards or regulations, provided that Tenant shall not be required to make alterations to the Base Building (including the Building Structure and Building Systems), except to the extent set forth in item (iii), above. Subject to the foregoing, Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Article 24.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee (i) within five (5) days after written notice from Landlord that said amount was not paid when due, or (ii) upon the date said amount is due, if Tenant has previously received two (2) or more notices from Landlord during the immediately preceding twenty-four (24) month period stating that Tenant failed to pay any amount required to be paid by Tenant under this Lease when due, then Tenant shall pay to Landlord a late charge equal to six percent (6%) of the overdue amount plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s

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other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid (a) within five (5) days after written notice from Landlord that said amount was not paid when due, or (b) upon the date said amount is due, if Tenant has previously received one (1) or more notices from Landlord during the immediately preceding twelve (12) month period stating that Tenant failed to pay any amount required to be paid by Tenant under this Lease when due, shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (x) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release publication H.15(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus four (4) percentage points, and (y) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease following notice from Landlord, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord the following sums (which sums shall bear interest from the date accrued by Landlord until paid by Tenant at a rate per annum equal to interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law), upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (which notice, notwithstanding anything to the contrary contained in Article 28 of this Lease,

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may be oral, and which notice shall not be required in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers or tenants, or to current or prospective mortgagees, ground or underlying lessors or insurers if less than twelve (12) months remain in the Lease Term; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (a) perform services required of Landlord, including janitorial service if so required; (b) take possession due to any breach of this Lease in the manner provided herein which breach is continuing beyond any applicable grace or cure period; and (c) perform any covenants of Tenant which Tenant fails to perform. Landlord shall use commercially reasonable efforts to minimize interference with the conduct of Tenant’s business in connection with such entries into the Premises. Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes. Provided Landlord complies with the following, Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, provided that the foregoing shall not limit Landlord’s liability, if any, pursuant to applicable law for personal injury and property damage to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. Provided that Landlord employs commercially reasonable efforts to minimize interference with the conduct of Tenant’s business in connection with entries into the Premises, Tenant hereby waives any claims for any loss of occupancy or quiet enjoyment of the Premises in connection with such entries. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

Notwithstanding the foregoing, if Tenant is not in default of its obligation under this Lease and if the alterations, improvements or repairs are not required as a result of an act or omission of Tenant, if Tenant is prevented from using, and does not use, the Premises or any portion thereof as a result of such alterations, improvements or repairs by Landlord (such set of circumstances to be known as an “Repair Abatement Event”), then Tenant shall give Landlord notice of such Repair Abatement Event, and if such Repair Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice (the “Abatement Eligibility Period”), then the Base Rent and Tenant’s Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Abatement Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant’s business, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. Such right to abate Base Rent and Tenant’s Share of Direct

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Expenses shall be Tenant’s sole and exclusive remedy at law or in equity for a Repair Abatement Event. Except as provided in this Article 27, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

ARTICLE 28

NOTICES

All notices, demands, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (a) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (b) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (c) delivered by a nationally recognized overnight courier, or (d) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 9 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made. Any Notice given by an attorney on behalf of Landlord or by Landlord’s managing agent shalt be considered as given by Landlord and shall be fully effective. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

Boston Properties Limited Partnership

Four Embarcadero Center

Lobby Level, Suite One

San Francisco, California 94111

Attention: Mr. Bob Pester

and

Boston Properties, Inc.

Prudential Center Tower

800 Boylston Street, Suite 1900

Boston, Massachusetts 02199

Attention: General Counsel

and

Boston Properties Limited Partnership

Four Embarcadero Center

Lobby Level, Suite One

San Francisco, California 94111

Attention: Regional Counsel

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ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 No Light, Air or View Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. Under no circumstances whatsoever at any time during the Lease Term shall any temporary darkening of any windows of the Premises or any temporary obstruction of the light or view therefrom by reason of any repairs, improvements, maintenance or cleaning in or about the Project, or any diminution, impairment or obstruction (whether partial or total) of light, air or view by any structure which may be erected on any land comprising a part of, or located adjacent to or otherwise in the path of light, air or view to, the Project, in any way impose any liability upon Landlord or in any way reduce or diminish Tenant’s obligations under this Lease.

29.4 Intentionally Omitted.

29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.

29.6 Prohibition Against Recording. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

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29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor, including, without limitation, the giving of any Notice required to be given under this Lease or by law, the time periods for giving any such Notice and the taking of any action with respect to any such Notice.

29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building and the land upon which it is situated and the rents, issues and profits thereof. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shalt be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

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29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18 Hazardous Materials.

29.18.1 Definitions. For purposes of this Lease, the following definitions shall apply: “Hazardous Material(s)” shall mean any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the “Environmental Laws,” as that term is defined below, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof),

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petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and / or toxicity. “Environmental Laws” shall mean any and all federal, state, local or quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations or guidance or policy documents now or hereafter enacted or promulgated and as amended from time to time, in any way relating to a) the protection of the environment, the health and safety of persons (including employees), property or the public welfare from actual or potential release, discharge, escape or emission (whether past or present) of any Hazardous Materials or b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.

29.18.2 Compliance with Environmental Laws. Landlord covenants that during the Lease Term, Landlord shall comply with all Environmental Laws in accordance with, and as required by, the terms and conditions of Article 24 of this Lease. Tenant shall not sell, use, or store in or around the Premises any Hazardous Materials, except if stored, properly packaged and labeled, disposed of and/or used in accordance with applicable Environmental Laws. In addition, Tenant agrees that it: a) shall not cause or suffer to occur, the release, discharge, escape or emission of any Hazardous Materials at, upon, under or within the Premises or any contiguous or adjacent premises; b) shall not engage in activities at the Premises that could result in, give rise to, or lead to the imposition of liability upon Tenant or Landlord or the creation of a lien upon the building or land upon which the Premises is located; c) shall notify Landlord promptly following receipt of any actual knowledge with respect to any actual release, discharge, escape or emission (whether past or present) of any Hazardous Materials at, upon, under or within the Premises; and e) shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any release, discharge, escape or emission of any Hazardous Materials at, upon, under or within the Premises or any contiguous or adjacent premises. Prior to the Lease Commencement Date, Tenant shall complete, execute and deliver to Landlord a Hazardous Materials Disclosure Certificate (“Initial Disclosure Certificate”), a fully completed copy of which is attached hereto as Exhibit G and incorporated herein by this reference. The completed Hazardous Materials Disclosure Certificate shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. Tenant shall, upon written request from Landlord, and at such other times as Tenant desires to handle, produce, treat, store, use, discharge or dispose of new or additional Hazardous Materials on or about the Premises that were not listed on the Initial Disclosure Certificate, complete, execute and deliver to Landlord an updated Disclosure Certificate (each, an “Updated Disclosure Certificate”) describing Tenant’s then current and proposed future uses of Hazardous Materials on or about the Premises, which Updated Disclosure Certificates shall be in the same format as that which is set forth in Exhibit G or in such reasonably similar updated format as Landlord may reasonably require from time to time. Tenant shall deliver an Updated Disclosure Certificate to Landlord not less than thirty (30) days prior to the date Tenant intends to commence the manufacture, treatment, use, storage, handle, discharge or disposal of new or additional Hazardous Materials on or about the Premises, and Landlord shall have the right to approve or disapprove such new or additional Hazardous Materials in its reasonable discretion. Tenant shall make no use of Hazardous Materials on or about the Premises except as described in the Initial Disclosure Certificate, as the same may be updated.

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29.18.3 Landlord’s Right of Environmental Audit. Landlord may, upon reasonable notice to Tenant, be granted access to and enter the Premises no more than once annually to perform or cause to have performed an environmental inspection, site assessment or audit. Such environmental inspector or auditor may be chosen by Landlord, in its sole discretion, and be performed at Landlord’s sole expense. To the extent that the report prepared upon such inspection, assessment or audit, indicates the presence of Hazardous Materials in violation of Environmental Laws, or provides recommendations or suggestions to prohibit the release, discharge, escape or emission of any Hazardous Materials at, upon, under or within the Premises, or to comply with any Environmental Laws, Tenant shall promptly, at Tenant’s sole expense, comply with such recommendations or suggestions, including, but not limited to performing such additional investigative or subsurface investigations or remediation(s) as recommended by such inspector or auditor. Notwithstanding the above, if at any time, Landlord has actual notice or reasonable cause to believe that Tenant has violated, or permitted any violations of any Environmental Law, then Landlord will be entitled to perform its environmental inspection, assessment or audit at any time, notwithstanding the above mentioned annual limitation, and Tenant must reimburse Landlord for the cost or fees incurred for such as Additional Rent.

29.18.4 Tenant Indemnification. In addition to Tenant’s indemnifications obligations under Article 10 of this Lease, Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials or breach of any provision of this section, to the extent such liability, obligation, damage or costs was a result of actions caused or permitted by Tenant or a Tenant Party.

29.19 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20 Authority. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing and Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. Tenant shall provide written evidence to Landlord that it is an entity qualified to do business in California on or before August 15, 2014.

29.21 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

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29.22 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (i) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (ii) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (Ill) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

29.25 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord, except as otherwise expressly provided in this Lease.

29.26 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the words “Mountain View Research Park” or the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

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29.27 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants, current and bona fide prospective investors, lenders, business partners and subtenants (each, a “Tenant Representative”), as reasonably necessary (provided that as a condition to disclosing any confidential information to any such parties, the disclosing party shall inform the intended recipient in writing of the confidential nature of this information so disclosed and of their obligation to keep such information confidential); provided, however, Tenant shall have the right without of Landlord to (x) make any disclosures in filings required by the Securities and Exchange Commission or as otherwise may be required by Law, and (y) make customary disclosures on investor/earnings calls or meetings or in earnings releases. This Section 29.28 shall not apply to information which is or becomes generally available to the public other than as a result of a disclosure by Tenant or any Tenant Representative in violation of this Section 29.28.

29.29 Development of the Project.

29.29.1 Subdivision. Landlord reserves the right to further subdivide all or a portion of the Project. Tenant agrees to execute and deliver, within a reasonable time following request by Landlord and in the form reasonably requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision.

29.29.2 The Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project, provided that in no event shall any such actions by Landlord result in any increased Rent, or any costs or charges upon Tenant, or otherwise materially and adversely affect Tenant’s right or obligations under this Lease. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’s rights described in this Lease.

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29.29.3 Construction of Project and Other Improvements. Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, odor, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets (except as specifically set forth in this Lease) in connection with such construction. Furthermore, provided that Landlord employs commercially reasonable efforts to minimize interference with the conduct of Tenant’s business, Tenant hereby waives any claims of constructive eviction which may arise in connection with such construction.

29.30 Building Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises. Landlord shall use commercially reasonable efforts to complete any Renovations in a manner which does not materially, adversely affect Tenant’s use of or access to the Premises. Notwithstanding the foregoing, provided that Landlord complies with the foregoing, Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations, provided that the foregoing shall not limit Landlord’s liability, if any, pursuant to applicable law for personal injury and property damage to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors.

29.31 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.32 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any electrical, communications or computer wires and cables (collectively, the “Lines”) at the Project in or serving solely the Premises, provided that (i) Tenant shall use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing

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Lines servicing the Premises shall comply with all applicable governmental laws and regulations, and (v) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition. Tenant, at its sole cost and expense, shall remove any and all Lines installed by Tenant which are located in or serving the Premises and repair any damage in connection with such removal upon the expiration of the Lease Term or upon any earlier termination of this Lease.

29.33 Landlord’s Waiver of Security Interest in Tenant’s Personal Property. Landlord hereby acknowledges and agree that any and all of Tenant’s movable furniture, furnishings, trade fixtures and equipment at the Premises (“Tenant’s Property”) may be financed by a third-party lender or lessor (an “Equipment Lienor”), and Landlord hereby (a) subordinates any rights of Landlord to Tenant’s Property to such Equipment Lienor, and (b) agrees to recognize the rights of any such Equipment Lienor, subject to and in accordance with a commercially reasonable waiver agreement to be entered into by and between Landlord and the Equipment Lienor following request by Tenant. Tenant shall pay all fees and/or expenses imposed upon or otherwise paid by Landlord to the Equipment Lienor or otherwise expended by Landlord in connection with any such request (including, without limitation, reasonable attorney’s fees).

29.34 No Discrimination. There shalt be no discrimination against, or segregation of, any person or persons on account of sex, marital status, race, color, religion, creed, national origin or ancestry in the Transfer of the Premises, or any portion thereof, nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees, or vendees of the Premises, or any portion thereof.

29.35 Patriot Act and Executive Order 13224. As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Tenant (nor any person, group, entity or nation which owns or controls Tenant, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed a default by Tenant under Section 19.1.4 of this

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Lease and shall be covered by the indemnity provisions of Section 10.1 above, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

29.36 Intentionally Omitted.

29.37 Energy Performance Disclosure Information. Tenant hereby acknowledges that Landlord may be required to disclose certain information concerning the energy performance of the Building pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively the “Energy Disclosure Requirements”). Tenant hereby acknowledges prior receipt of the Data Verification Checklist, as defined in the Energy Disclosure Requirements (the “Energy Disclosure Information”), and agrees that Landlord has timely complied in full with Landlord’s obligations under the Energy Disclosure Requirements. Tenant acknowledges and agrees that (i) Landlord makes no representation or warranty regarding the energy performance of the Building or the accuracy or completeness of the Energy Disclosure Information, (ii) the Energy Disclosure Information is for the current occupancy and use of the Building and that the energy performance of the Building may vary depending on future occupancy and/or use of the Building, and (iii) Landlord shall have no liability to Tenant for any errors or omissions in the Energy Disclosure Information. If and to the extent not prohibited by Applicable Laws, Tenant hereby waives any right Tenant may have to receive the Energy Disclosure Information, including, without limitation, any right Tenant may have to terminate this Lease as a result of Landlord’s failure to disclose such information. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and/or liabilities relating to, arising out of and/or resulting from the Energy Disclosure Requirements, including, without limitation, any liabilities arising as a result of Landlord’s failure to disclose the Energy Disclosure Information to Tenant prior to the execution of this Lease. Tenant’s acknowledgment of the AS-IS condition of the Premises pursuant to the terms of this Lease shall be deemed to include the energy performance of the Building. Tenant further acknowledges that pursuant to the Energy Disclosure Requirements, Landlord may be required in the future to disclose information concerning Tenant’s energy usage to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (the “Tenant Energy Use Disclosure”). Tenant hereby (a) consents to all such Tenant Energy Use Disclosures, and (b) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure. The terms of this Section 29.37 shall survive the expiration or earlier termination of this Lease.

29.38 Utility Billing Information. Tenant shall have the right to contract directly for the provision of electricity, gas and/or water services to the Premises with the third-party provider thereof (all in Landlord’s sole and absolute discretion), and accordingly, Tenant shall within five (5) business days following its receipt of written request from Landlord, provide Landlord with a copy of each requested invoice from the applicable utility provider.

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29.39 Medical Radiation Test Cells.

29.39.1 Tenant, subject to Landlord’s review and approval of Tenant’s plans and specifications therefor and the materials to be used in connection therewith, which approval will not be unreasonably withheld, conditioned or delayed, shall have the right, at Tenant’s sole cost and expense, to install medical radiation test cells within the Premises (“Test Cells”). The Test Cells shall be placed at the location reasonably and mutually determined by Landlord and Tenant. Tenant shall not install or operate the Test Cells until Tenant has obtained and submitted to Landlord copies of all required governmental permits, licenses and authorizations necessary for the installation and operation of the Test Cells. In addition to, and without limiting Tenant’s obligations under the Lease, Tenant shall comply with all applicable environmental and fire prevention Laws pertaining to Tenant’s use of the Test Cells. Tenant shall also be responsible for the cost of all utilities consumed in the operation of the Test Cells.

29.39.2 Tenant shall be responsible for assuring that the installation, maintenance, operation and removal of the Test Cells shall in no way damage any portion of the Building or Project. To the maximum extent permitted by Applicable Law, the Test Cells shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant if the Test Cells are damaged for any reason. Tenant agrees to be responsible for any damage caused to the Building or Project in connection with the installation, maintenance, operation or removal of the Test Cells and, in accordance with the terms of this Lease, to indemnify, defend and hold Landlord and the Landlord Parties harmless from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects’ and attorneys’ fees (if and to the extent permitted by Applicable Law), which may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Parties in connection with the installation, maintenance, operation or removal of the Test Cells, including, without limitation, any environmental and hazardous materials claims. In addition to, and without limiting Tenant’s obligations under the Lease, if for any reason, the installation or use of the Test Cells shall result in an increase in the amount of the premiums for such coverage, then Tenant shall be liable for the full amount of any such increase.

29.39.3 Tenant shall be responsible for the installation, operation, cleanliness, maintenance and removal of the Test Cells, and the Test Cells shall be removed by Tenant at its own expense at the expiration or earlier termination of the Lease. Tenant shall be obligated to remove the Test Cells upon the expiration or earlier termination of the Lease and to fully restore the portion of the Premises where the same were installed to its condition prior to the installation of the Test Cells. Without limiting the foregoing, Landlord makes no warranties or representations to Tenant as to the suitability of the Premises for the installation and operation of the Test Cells.

29.40 Landlord’s Waiver of Consequential Damages. Notwithstanding any contrary provision herein, except for damages relating to Tenant’s holding over of the Premises after the expiration of the Lease Term or the earlier termination thereof, neither Tenant nor any of the Tenant Parties shall be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with Landlord’s business, including, but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

[signature page follows]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“Landlord”:

BXP RESEARCH PARK LP,
a Delaware limited partnership

BY:	BXP CALIFORNIA GP LLC, a Delaware limited liability company, its general partner

	BY:	BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member

		BY:	BOSTON PROPERTIES, INC., a Delaware corporation, its general partner

			BY:	/s/ Bob Pester
			Name:	BOB PESTER
			Title:	SENIOR VICE PRESIDENT AND REGIONAL MANAGER

BY:	BOSTON PROPERTIES LIMITED PARTNERSHIP,
a Delaware limited partnership,
its Series A Limited Partner

	BY:	BOSTON PROPERTIES, INC., a Delaware corporation, its general partner

		BY:	/s/ Bob Pester
		Name:	BOB PESTER
		Title:	SENIOR VICE PRESIDENTAND REGIONAL MANAGER

BY:	BP/DC PROPERTIES, INC., a Maryland corporation, its Series B Limited Partner

	BY:	/s/ Bob Pester
	Name:	BOB PESTER
	Title:	SENIOR VICE PRESIDENT AND REGIONAL MANAGER

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“Tenant”:

VIEWRAY, INC.,
a Delaware corporation

By:	/s/ D. David Chandler
Name:	David Chandler
Title:	Chief Financial Officer

By:	/s/ Chris A. Raanes
Name:	Chris A Raanes
Title:	President & CEO

PLEASE NOTE: THIS LEASE MUST BE EXECUTED BY EITHER (i) BOTH (a) THE CHAIRMAN OF THE BOARD, THE PRESIDENT OR ANY VICE PRESIDENT OF TENANT, AND (b) THE SECRETARY, ANY ASSISTANT SECRETARY, THE CHIEF FINANCIAL OFFICER, OR ANY ASSISTANT TREASURER OF TENANT; OR (ii) AN AUTHORIZED SIGNATORY OF TENANT PURSUANT TO A CERTIFIED CORPORATE RESOLUTION, A COPY OF WHICH SHOULD BE DELIVERED WITH THE EXECUTED ORIGINALS.

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EXHIBIT A

MOUNTAIN VIEW RESEARCH PARK

OUTLINE OF PREMISES

Exhibit A
ViewRay, Inc.
Outline of Premises
Mountain View Research Park
815 East Middlefield Road
25,518 SF

1. 201-203 Ravendale
2. 205 Ravendale
3. 355-365 Ravendale
4. 375-385 Ravendale
5. 755 Ravendale
6. 777 E. Middlefield
7. 765 Ravendale
8. 440 N. Bernardo
9. 420 N. Bernardo
10. 380 N. Bernardo
11. 350-360 N. Bernardo
12. 455 N. Bernardo
13. 465 N. Bernardo
14. 805 E. Middlefield
15. 800 E. Middlefield
16. 815 E. Middlefield
17. 825 E. Middlefield

E. MIDDLEFIELD
RAVENDALE
N BERNARDO
HWY 237
237
CENTRAL EXPRESSWAY
Premises
25,518 SF
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
15
17

Mountain View Research Park ViewRay, Inc. SF Legal

EXHIBIT A-1

MOUNTAIN VIEW RESEARCH PARK

OUTLINE OF PROJECT

1. 201-203 Ravendale
2. 205 Ravendale
3. 355-365 Ravendale
4. 375-385 Ravendale
5. 755 Ravendale
6. 777 E. Middlefield
7. 765 Ravendale
8. 440 N. Bernardo
9. 420 N. Bernardo
10. 380 N. Bernardo
11. 350-360 N. Bernardo
12. 455 N. Bernardo
13. 465 N. Bernardo
14. 805 E. Middlefield
15. 800 E. Middlefield
16. 815 E. Middlefield
17. 825 E. Middlefield

E. MIDDLEFIELD
RAVENDALE
N. BERNARDO
HWY 237
237
CENTRAL EXPRESSWAY
1
2
3
4
5
6
7
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Mountain View Research Park ViewRay, Inc. SF Legal

EXHIBIT B

INTENTIONALLY OMITTED

Mountain View Research Park ViewRay, Inc. SF Legal

EXHIBIT C

MOUNTAIN VIEW RESEARCH PARK

FORM OF NOTICE OF LEASE TERM DATES

Certified Mail:

Date:

To:	Copy

to:

Re:

Dated:
Between:	BXP RESEARCH PARK LP, Lessor or Landlord, and , a , Lessee or Tenant

In accordance with the subject document we wish to advise you and/or confirm your tenancy of:

Suite Number     , [            ], CA [            ] and that the following terms and conditions are accurate and in full force and effect:

Net rentable square feet	Lease term
Lease commencement date	Lease expiration date
Base rent schedule From To:	Monthly Rent
$

Rent checks are Payable to: [APPROPRIATE ENTITY]	Mailed to: [APPROPRIATE ADDRESS]	All other inquiries to: Boston Properties Four Embarcadero Center Lobby Level, Suite One San Francisco, CA 94111 Telephone: 415-772-0700 Fax: 415-982-1780

If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

Pursuant to Article 2 of the above referenced document, we request that you sign this letter where indicated below, confirming the information provided above, and return it to our representative below within 5 days of receipt. Per the lease language, however, failure to execute and return such notice within such time shall be conclusive that the information set forth is correct. A second letter is enclosed for your files.

Mountain View Research Park ViewRay, Inc. SF Legal

Boston Properties, L.P.			Agreed to and Accepted:

By:	Lease Administrator’s name	Date	By:	Date
	Lease Administration		Its:

EXHIBIT C 2	Mountain View Research Park ViewRay, Inc. SF Legal

EXHIBIT D

MOUNTAIN VIEW RESEARCH PARK

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Project. Tenant, its employees and agents must be sure that the doors to the Premises are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign or card access the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish, at Tenant’s sole cost and expense, passes to persons for whom Tenant requests same in writing. Tenant shall be charged Landlord’s standard fee for the replacement of lost access cards. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates.

Mountain View Research Park ViewRay, Inc. SF Legal

Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9. Tenant shall not overload the floor of the Premises beyond the Building standard floor loading specifications, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent. Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not approved by Landlord.

10. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material that is considered hazardous.

12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

EXHIBIT D 2	Mountain View Research Park ViewRay, Inc. SF Legal

13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, vibrations or electronic disruption, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.

20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash

EXHIBIT D 3	Mountain View Research Park ViewRay, Inc. SF Legal

and garbage in the city in which the Project is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

25. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

26. Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5, and any local “No-Smoking” ordinance which may be in effect from time to time and which is not superseded by such State law.

27. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof; from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

EXHIBIT D 4	Mountain View Research Park ViewRay, Inc. SF Legal

28. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

29. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

31. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT D 5	Mountain View Research Park ViewRay, Inc. SF Legal

EXHIBIT E

MOUNTAIN VIEW RESEARCH PARK

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned, as Tenant under that certain Office Lease (the “Lease”) made and entered into as of             , 201    by and between             , as Landlord, and the undersigned, as Tenant, for Premises on the             floor(s) of the office building located at             , certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on                     , and the Lease Term expires on                     , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3. Base Rent became payable on                     .

4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6. Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord’s mortgagee.

7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through             . The current monthly installment of Base Rent is $            .

8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except the Security Deposit in the amount of $            as provided in the Lease.

10. As of the date hereof; there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

Mountain View Research Park ViewRay, Inc. SF Legal

11. If Tenant is a corporation, limited liability company, partnership or limited liability partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

14. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                     on the     day of             , 201    .

“Tenant”:

a
By:
Its:
By:
Its:

EXHIBIT E 2	Mountain View Research Park ViewRay, Inc. SF Legal

EXHIBIT F

Intentionally Omitted

Mountain View Research Park ViewRay, Inc. SF Legal

EXHIBIT G

MOUNTAIN VIEW RESEARCH PARK

INITIAL DISCLOSURE CERTIFICATE

HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord to evaluate your proposed uses of the premises (the “Premises”) and to determine whether to enter into a lease agreement with you as tenant. If a lease agreement is signed by you and the Landlord (the “Lease Agreement”), on an annual basis in accordance with the provisions of Section 29.18 of the Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord: [TO BE PROVIDED]

Name of (Prospective) Tenant:

Mailing Address:

Contact Person, Title and Telephone Number(s):

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):

Address of (Prospective) Premises:

Length of (Prospective) initial Term:

1.	GENERAL INFORMATION:

Describe the proposed operations to take place at the Premises, including, without limitation, principal products processed, manufactured or assembled, and services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

Mountain View Research Park ViewRay, Inc. SF Legal

2.	USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

	2.1	Will any Hazardous Materials (as hereinafter defined) be used, generated, treated, stored or disposed of at the Premises? Existing tenants should describe any Hazardous Materials which continue to be used, generated, treated, stored or disposed of at the Premises.

Wastes	Yes ☐	No ☐
Chemical Products	Yes ☐	No ☐
Other	Yes ☐	No ☐

If Yes is marked, please explain:

	2.2	If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, treated, stored or disposed of at the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials to be present on or about the Premises at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any applicable Environmental Laws, as hereinafter defined); and the proposed location(s) and method(s) of treatment or disposal for each Hazardous Substance, including, the estimated frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

3.	STORAGE TANKS AND SUMPS

Is any above or below ground storage or treatment of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed at the Premises? Existing tenants should describe any such actual or proposed activities.

Yes ☐ No ☐

If yes, please explain:

4.	WASTE MANAGEMENT

	4.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

Yes ☐ No ☐

EXHIBIT G 2	Mountain View Research Park ViewRay, Inc. SF Legal

	4.2	Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed.

Yes ☐ No ☐

If yes, attach a copy of the most recent report filed.

5.	WASTEWATER TREATMENT AND DISCHARGE

	5.1	Will your company discharge wastewater or other wastes to:

storm drain?	sewer?

surface water?	no wastewater or other wastes discharged.

Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

	5.2	Will any such wastewater or waste be treated before discharge?

Yes ☐ No ☐

If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.

6.	AIR DISCHARGES

	6.1	Do you plan for any air filtration systems or stacks to be used in your company’s operations at the Premises that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use at the Premises which discharge into the air and whether such air emissions are being monitored.

Yes ☐ No ☐

If yes, please describe:

	6.2	Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit at the Premises? Existing tenants should specify any such equipment being operated at the Premises.

Spray booth(s)	Incinerator(s)

Dip tank(s)	Other (Please describe)

Drying oven(s)	No Equipment Requiring Air Permits

If yes, please describe:

EXHIBIT G 3	Mountain View Research Park ViewRay, Inc. SF Legal

	6.3	Please describe (and submit copies of with this Hazardous Materials Disclosure Certificate) any reports you have filed in the past twelve months with any governmental or quasi-governmental agencies or authorities related to air discharges or clean air requirements and any such reports which have been issued during such period by any such agencies or authorities with respect to you or your business operations in the City of Milpitas or the City of San Jose, California.

7.	HAZARDOUS MATERIALS DISCLOSURES

	7.1	Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) or Hazardous Materials Business Plan and Inventory (“Business Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements with respect to its operations or proposed operations at the Premises? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes ☐ No ☐

If yes, attach a copy of the Management Plan or Business Plan. Existing tenants should attach a copy of any required updates to the Management Plan or Business Plan.

	7.2	Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations at the Premises listed or regulated under Proposition 65? Existing tenants should indicate whether or not there are any new Hazardous Materials being so used which are listed or regulated under Proposition 65.

Yes ☐ No ☐

If yes, please explain:

8.	ENFORCEMENTACTIONS AND COMPLAINTS

	8.1	With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations in the City of Milpitas or the City of San Jose, California? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes ☐ No ☐

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also

EXHIBIT G 4	Mountain View Research Park ViewRay, Inc. SF Legal

describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Section 24.2 of the Lease Agreement.

	8.2	Omitted

	8.3	Have there been any material complaints from adjacent tenants, owners or other neighbors at your company’s current facilities in the City of Milpitas or the City of San Jose, California, with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises and the current status of any such problems or complaints.

Yes ☐ No ☐

If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement and the current status of any such problems or complaints.

9.	PERMITS AND LICENSES

Attach copies of all permits and licenses issued to your company with respect to its proposed operations at the Premises, to the extent relating to any Hazardous Materials permits, wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

As used herein, “Hazardous Materials” and “Environmental Laws” shall have the meanings given to such terms in the Lease Agreement.

The undersigned hereby acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered to Landlord in connection with the evaluation of a Lease Agreement and, if such Lease Agreement is executed, will be attached thereto as an exhibit. The undersigned further acknowledges and agrees that if such Lease Agreement is executed, this Hazardous Materials Disclosure Certificate will be updated from time to time in accordance with Section 24.2 of the Lease Agreement. The undersigned further acknowledges and agrees that the Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement.

EXHIBIT G 5	Mountain View Research Park ViewRay, Inc. SF Legal

I [print name]             , acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that to my knowledge the information contained in this certificate is true and correct in all material respects as of the date set forth below.

(PROSPECTIVE) TENANT:

By:
Title:
Date:

EXHIBIT G 6	Mountain View Research Park ViewRay, Inc. SF Legal

EXHIBIT H

ACCEPTABLE FORMS OF INSURANCE CERTIFICATE

ACORD. CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YY)

PRODUCER

108722-ALL-GL-06-07

INSURED

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

COMPANIES AFFORDING COVERAGE
COMPANY A
COMPANY B
COMPANY C
COMPANY D

COVERAGES This certificate supersedes and replaces any previously issued certificate

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CO LTR	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS	
	GENERAL LIABILITY COMMERCIAL GENERAL LIABILITY CLAIMS MADE / OCCUR OWNER'S & CONTRACTOR'S PROT				GENERAL AGGREGATE	$
					PRODUCTS - COMP/OP AGG	$
					PERSONAL & ADV INJURY	$
					EACH OCCURRENCE	$
					FIRE DAMAGE (Any one fire)	$
					MED EXP (Any one person)	$
	AUTOMOBILE LIABILITY ANY AUTO ALL OWNED AUTOS SCHEDULED AUTOS HIRED AUTOS NON-OWNED AUTOS				COMBINED SINGLE LIMIT	$
					BODILY INJURY (Per person)	$
					BODILY INJURY (Per accident)	$
					PROPERTY DAMAGE	$
	GARAGE LIABILITY ANY AUTO				AUTO ONLY - EA ACCIDENT	$
					OTHER THAN AUTO ONLY: EACH ACCIDENT	$
					AGGREGATE	$
	EXCESS LIABILITY UMBRELLA FORM OTHER THAN UMBRELLA FORM				EACH OCCURRENCE	$
					AGGREGATE	$
						$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY THE PROPRIETOR/ PARTNERS/EXECUTIVE OFFICERS ARE: INCL / EXCL				X WC STATUTORY LIMITS / OTHER	
					EACH ACCIDENT	$
					DISEASE - POLICY LIMIT	$
					DISEASE - EACH EMPLOYEE	$
	OTHER					

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

CERTIFICATE HOLDER NYC-002611111-01

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE INSURING COMPANY WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE
Nancy Bartolino
Nancy Bartolino

ACORD 25 (11/05)
© ACORD CORPORATION 1988

Mountain View Research Park ViewRay, Inc. SF Legal

EVIDENCE OF PROPERTY INSURANCE

ACORD

DATE (MM/DD/YYYY)

THIS EVIDENCE OF PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE OF PROPERTY INSURANCE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

AGENCY — PHONE (A/C, No, Ext):	COMPANY
FAX (A/C, No): — E-MAIL ADDRESS:	
CODE: — SUB CODE:	
AGENCY CUSTOMER ID #:	
INSURED	LOAN NUMBER — POLICY NUMBER
	EFFECTIVE DATE — EXPIRATION DATE — ☐ CONTINUED UNTIL TERMINATED IF CHECKED
	THIS REPLACES PRIOR EVIDENCE DATED:

PROPERTY INFORMATION

LOCATION/DESCRIPTION

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

COVERAGE INFORMATION

COVERAGE / PERILS / FORMS	AMOUNT OF INSURANCE	DEDUCTIBLE

REMARKS (Including Special Conditions)

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL ________ DAYS WRITTEN NOTICE TO THE ADDITIONAL INTEREST NAMED BELOW, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

ADDITIONAL INTEREST

NAME AND ADDRESS	☐ MORTGAGEE ☐ ADDITIONAL INSURED
	☐ LOSS PAYEE
	LOAN #
	AUTHORIZED REPRESENTATIVE

ACORD 27 (2006/07)

© ACORD CORPORATION 1993-2006. All rights reserved.

The ACORD name and logo are registered marks of ACORD

ACCEPTABLE FORMS OF INSURANCE CERTIFICATE 2	Mountain View Research Park ViewRay, Inc. SF Legal

EXHIBIT I

MOUNTAIN VIEW RESEARCH PARK

RECORDING REQUESTED BY

AND WHEN RECORDED RETURN TO:

[INSERT ADDRESS]

RECOGNITION OF COVENANTS,

CONDITIONS, AND RESTRICTIONS

This Recognition of Covenants, Conditions, and Restrictions (this “Agreement”) is entered into as of the     day of             , 200    , by and between             (“Landlord”), and             (“Tenant”), with reference to the following facts:

A.	Landlord and Tenant entered into that certain Office Lease Agreement dated , 200 (the “Lease”). Pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord space (the “Premises”) located in an office building on certain real property described in Exhibit A attached hereto and incorporated herein by this reference (the “Property”).

B.	The Premises are located in an office building located on real property which is part of an area owned by Landlord containing approximately ( ) acres of real property located in the City of , California (the “Project”), as more particularly described in Exhibit B attached hereto and incorporated herein by this reference.

C.	Landlord, as declarant, has previously recorded, or proposes to record concurrently with the recordation of this Agreement, a Declaration of Covenants, Conditions, and Restrictions (the “Declaration”), dated , 200 , in connection with the Project.

D.	Tenant is agreeing to recognize and be bound by the terms of the Declaration, and the parties hereto desire to set forth their agreements concerning the same.

NOW, THEREFORE, in consideration of (a) the foregoing recitals and the mutual agreements hereinafter set forth, and (b) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows,

Mountain View Research Park ViewRay, Inc. SF Legal

1.	Tenant’s Recognition of Declaration. Notwithstanding that the Lease has been executed prior to the recordation of the Declaration, Tenant agrees to recognize and by bound by all of the terms and conditions of the Declaration.

2.	Miscellaneous.

2.1	This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estates, personal representatives, successors, and assigns.

2.2	This Agreement is made in, and shall be governed, enforced and construed under the laws of, the State of California.

2.3	This Agreement constitutes the entire understanding and agreements of the parties with respect to the subject matter hereof, and shall supersede and replace all prior understandings and agreements, whether verbal or in writing. The parties confirm and acknowledge that there are no other promises, covenants, understandings, agreements, representations, or warranties with respect to the subject matter of this Agreement except as expressly set forth herein.

2.4	This Agreement is not to be modified, terminated, or amended in any respect, except pursuant to any instrument in writing duly executed by both of the parties hereto.

2.5	In the event that either party hereto shall bring any legal action or other proceeding with respect to the breach, interpretation, or enforcement of this Agreement, or with respect to any dispute relating to any transaction covered by this Agreement, the losing party in such action or proceeding shall reimburse the prevailing party therein for all reasonable costs of litigation, including reasonable attorneys’ fees, in such amount as may be determined by the court or other tribunal having jurisdiction, including matters on appeal.

2.6	All captions and heading herein are for convenience and ease of reference only, and shall not be used or referred to in any way in connection with the interpretation or enforcement of this Agreement.

2.7	If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court of competent jurisdictions to be void or unenforceable for any reason, the same shall not affect any other provision of this Agreement, the application of such provision under circumstances different from those adjudged by the court, or the validity or enforceability of this Agreement as a whole.

2.8	Time is of the essence of this Agreement.

EXHIBIT I 2	Mountain View Research Park ViewRay, Inc. SF Legal

2.9	The Parties agree to execute any further documents, and take any further actions, as may be reasonable and appropriate in order to carry out the purpose and intent of this Agreement.

2.10	As used herein, the masculine, feminine or neuter gender, and the singular and plural numbers, shall each be deemed to include the others whenever and whatever the context so indicates.

EXHIBIT I 3	Mountain View Research Park ViewRay, Inc. SF Legal

SIGNATURE PAGE OF RECOGNITION OF

COVENANTS, CONDITIONS AND RESTRICTIONS

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

“Landlord”:

,
a
By:
Its:

“Tenant”:

,
a

By:
Its:

By:
Its:

EXHIBIT I 4	Mountain View Research Park ViewRay, Inc. SF Legal

EXHIBIT J

MOUNTAIN VIEW RESEARCH PARK

FORM OF LETTER OF CREDIT

(Letterhead of a money center bank

acceptable to the Landlord)

            , 201

BENEFICIARY:

BXP RESEARCH PARK LP,

a Delaware limited partnership

[INSERT COMPLETE STREET ADDRESS]

[INSERT CITY, STATE, ZIP CODE]

AS “LANDLORD”

WITH A COPY OF ALL NOTICES TO

BENEFICIARY SENT TO (OR SUCH OTHER

ADDRESS AS DESIGNATED IN WRITING

BY BENEFICIARY:

BOSTON PROPERTIES LIMITED PARTNERSHIP

FOUR EMBARCADERO CENTER

LOBBY LEVEL, SUITE ONE

SAN FRANCISCO, CALIFORNIA 94111

ATTENTION: REGIONAL COUNSEL

APPLICANT:

AS “TENANT

Gentlemen:

We hereby establish our Irrevocable Letter of Credit and authorize you to draw on us at sight for the account of [INSERT TENANT NAME] (“Applicant”), a [PLEASE PROVIDE], the aggregate amount of             and             Dollars ($            ).

Funds under this Letter of Credit are available to the beneficiary hereof as follows:

Any or all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by

Mountain View Research Park ViewRay, Inc. SF Legal

BXP RESEARCH PARK LP, a Delaware limited partnership

BY: BXP CALIFORNIA GP LLC, a Delaware limited liability company, its general partner

BY:	BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member

	BY:	BOSTON PROPERTIES, INC., a Delaware corporation, its general partner

BY:
Name:
Title:

(“Beneficiary”) when accompanied by this Letter of Credit and a written statement signed by a representative of Beneficiary, (i) certifying that Beneficiary is otherwise allowed to draw down on the Letter of Credit in the requested amount pursuant to the terms of that certain office lease by and between Beneficiary and Applicant dated [insert lease date], as amended (collectively, the “Lease”), (ii) certifying that Beneficiary is entitled to draw down the full amount of letter of credit no.             as the result of the filing of a voluntary petition under the U.S. Bankruptcy Code or a State Bankruptcy Code by the tenant under the Lease, which filing has not been dismissed at the time of this drawing, or (iii) certifying that Beneficiary is entitled to draw down the full amount of letter of credit no.             as the result of an involuntary petition having been filed under the U.S. Bankruptcy Code or a State Bankruptcy Code against the tenant under the Lease, which filing has not been dismissed at the time of this drawing.

This Letter of Credit is transferable in its entirety. Should a transfer be desired, such transfer will be subject to the return to us of this advice, together with written instructions.

The amount of each draft must be endorsed on the reverse hereof by the negotiating bank.

We hereby agree with you that if drafts are presented to the [bank name] under this Letter of Credit at or prior to 11:00 a.m.             time, on a business day, and provided that such drafts presented conform to the terms and conditions of this Letter of Credit, payment shall be initiated by us in immediately available funds by our close of business on the succeeding business day. If drafts are presented to [bank name] under this Letter of Credit after 11:00 a.m.             time, on a business day, and provided that such drafts conform with the terms and conditions of this Letter of Credit, payment shall be initiated by us in immediately available funds by our close of business on the second succeeding business day. As used in this Letter of

EXHIBIT J 2	Mountain View Research Park ViewRay, Inc. SF Legal

Credit, “business day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the state of California are authorized or required by law to close. If the expiration date for this Letter of Credit shall ever fall on a day which is not a business day then such expiration date shall automatically be extended to the date which is the next business day.

We hereby engage with you that drafts drawn under and in compliance with the terms and conditions of this Letter of Credit will be duly honored by us if presented at our offices located at             attention:             (or at such other office of the bank as to which you have received written notice from us by registered mail, courier service or hand delivery, as being the applicable such address) on or before the then current expiration date. We agree to notify you in writing by registered mail, courier service or hand delivery, of any change in such address.

Presentation of a drawing under this Letter of Credit may be made on or prior to the then current expiration date hereof by hand delivery, courier service, overnight mail, or facsimile. Presentation by facsimile transmission shall be by transmission of the above required sight draft drawn on us together with this Letter of Credit to our facsimile number, (    )             attention: the manager, standby letter of credit department, with telephonic confirmation of our receipt of such facsimile transmission at our telephone number (    )            or to such other facsimile or telephone numbers, as to which you have received written notice from us as being the applicable such number). We agree to notify you in writing, by registered mail, courier service or hand delivery, of any change in such direction. Any facsimile presentation pursuant to this paragraph shall also state thereon that the original of such sight draft and Letter of Credit are being remitted, for delivery on the next business day, to [bank name] at the applicable address for presentment pursuant to the paragraph preceding this one.

This Letter of Credit shall expire on                     .

Notwithstanding the above expiration date of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at least sixty (60) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed. (FINAL EXPIRATION DATE NOT LESS THAN 90 DAYS FOLLOWING LEASE EXPIRATION DATE)

This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500.

Very truly yours, (Name of Issuing Bank)

By:

EXHIBIT J 3	Mountain View Research Park ViewRay, Inc. SF Legal